WYETH
                               UNION SAVINGS PLAN



                               SECOND RESTATEMENT

                                 Restated as of
                                 January 1, 1997

                          As Amended to March 11, 2002












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                                      WYETH
                               UNION SAVINGS PLAN

                        (Restated as of January 1, 1997)

     The purpose of the Plan is to provide eligible employees with the opportunity to accumulate personal savings.

     The Plan is amended and restated, effective January 1, 1997, unless otherwise noted herein, to comply with the Uruguay Round Agreements Act of 1994 ("GATT"); the Uniform Services Employment and Reemployment Rights Act of 1994 ("USERRA"); the Small Business Job Protection Act of 1996 ("SBJPA"); the Taxpayers Relief Act of 1997 ("TRA 97"); the Internal Revenue Service Restructuring and Reform Act of 1998 ("RRA 98"); and the Community Renewal Tax Relief Act of 2000 ("CRA") (collectively know as "GUST").

         Benefits for any Member or beneficiary of such Member, who retired, died or terminated employment at any time prior to January 1, 1997 will be determined under the provisions of the Plan as in effect on the date of the Member's retirement, death, or termination, unless additional benefits are specifically provided by a subsequent amendment to the Plan. The restated Plan contained herein will apply to Members, or beneficiaries of such Members, who retire, die or terminate employment at any time on or after January 1, 1997.

         Effective March 11, 2002, the Company changed its corporate name from American Home Products Corporation to Wyeth and the name of the Plan was changed accordingly.

         It is intended that the Plan and Trust Fund will be for the exclusive benefit of participating Members, their beneficiaries and families. Subject to the provisions of the Plan, and except as otherwise is permitted by law, in no event shall any part of the principal or income of the Trust Fund be paid to or revert to the Company. It is intended that the Plan and Trust will constitute a qualified plan and trust within the meaning of Section 401(a), Section 501(a) and Section 401(k) of the Code, and such intention shall be given great weight and consideration in the construction and interpretation of any provisions hereof.

                                    ARTICLE I
                                   DEFINITIONS
         As used herein:

     "Accounts" shall mean the bookkeeping accounts of a Member kept pursuant to
Article V, including the Before-Tax Contribution Account, the Employee After-Tax Contribution Account, the Rollover Contribution Account, and the Company Contribution Account.

     "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

     "Administrator" shall have the meaning specified in the Act and Section
16.01 of the Plan.

     "'Before-Tax Contribution" shall mean any amount constituting a reduction of the Covered Compensation of a Member which a Member shall have elected to cause the Participating Company which is the employer of such Member to contribute to the Plan on behalf of such Member in lieu of cash.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Company" or "Employer" shall mean Wyeth, a Delaware corporation, and any successor thereto. Prior to March 11, 2002, the term Company meant "American Home Products Corporation". For historical purposes, the term "American Home Products Corporation" has been retained where applicable.

     "Company Contribution" shall mean any contribution to the Plan by or on behalf of any Participating Company pursuant to Article V.

     "Company Stock" shall mean for purposes of this Plan, common stock of Wyeth.

     "Company Stock Fund" shall mean the investment in a fund that will consist primarily of Company Stock with a portion of the Fund invested in short-term investments for liquidity. Members' interests will be expressed in Units rather than Shares and the value of the Unit will reflect the combined value of Company Stock and the short-term investments.

     "Computation Period" shall mean with respect to a Member a twelve consecutive month period commencing on the date on which such person first becomes an Employee and on each succeeding anniversary thereof.

     "Covered Compensation" shall mean regular wages, salary, overtime and shift differentials for time worked prior to any reduction as contemplated by Article IV-A, or by Sections 125, 127, 129 or successor provisions of the Code, and exclusive of incentive compensation, any compensation for special remuneration or bonuses paid to an Employee by a Participating Company; provided, however, that in no event will the annual Covered Compensation of an Employee exceed the limitation provided for in Section 401(a)(17) of the Code, as adjusted by the Adjustment Factor.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Covered Compensation of each Employee taken into account under the Plan shall not exceed the OBRA'93 annual compensation limit. The OBRA'93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Covered Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA'93 annual compensation limit set forth in this provision.

     If Covered Compensation for any prior determination period is taken into account in determining a Member's benefits accruing in the current Plan Year, the Covered Compensation for that prior determination period is subject to the OBRA'93 annual compensation limit in effect for that prior determination period.

     Effective for Plan Years beginning on and after January 1, 2002, Covered Compensation shall be limited as provided under Section 401(a)(17) of the Code as amended from time to time.

     For purposes of this Section, for Plan Years beginning on or after January 1, 2001, Covered Compensation paid or made available during such Plan Year shall not include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

     "Current Market Value" shall mean, with reference to Company Stock, the then fair market value thereof as determined by the Trustee in accordance with its standard procedures.

     "Employee" shall mean a person, other than a nonresident alien as to the United States who is not a Member of the Plan, who is then currently employed by the Company or a Subsidiary, and who is not then currently entitled to receive any retirement benefits or disability benefits for total and permanent disability, under any plan, program, contract or arrangement of the Company or any Subsidiary, or deemed totally and permanently disabled under the Plan. Unless otherwise specifically provided by the Board of Directors of the Company (or by any committee or person whom the Board of Directors may designate) with respect to any person or group of persons who become employed by a Participating Company in connection with the acquisition of any business or asset by the Company or a Subsidiary, such person or group of persons shall be considered Employees only during such time as the criteria of this paragraph are met. The term Employee shall not include an individual retained by the Company or a Subsidiary through or an agency to perform services for the Company or a Subsidiary who are classified or designated by the Company or a Subsidiary as an independent contractor or a fee for service worker, including, without limitation, any such individual who is or has been determined by a government entity, court, arbitrator or other third party to be a common law employee of the Company or a Subsidiary for any purpose and shall not include an individual designated as a Leased Employee.

     "Employee After-Tax Contributions" shall mean any after-tax contribution to the Plan made by a Member pursuant to Section 4.01.

     "Enrollment Date" shall mean the first day of each month while the Plan is in effect following a Member's satisfactory completion of the eligibility requirements of Article II.

     "Fund" shall mean any of the Funds specified in Section 6.01 or selected by the Savings Plan Committee to be an investment fund of the Plan as set forth in Schedule B which is attached hereto and incorporated herein by reference.

"Highly Compensated Employee" shall mean:

          (a) effective for Plan Years starting after December 31, 1996, the term "Highly Compensated Employee" includes highly compensated active Employees and highly compensated former Employees. A highly compensated active Employee means any Employee who:

                  (1) was a Five-Percent Owner (as defined in section 416(i)(1) of the Code and applying the constructive ownership rules of Section 318 of the Code) at any time during the Look-back Year or the Determination Year; or

                  (2) for the Look Back Year, had (i) received Covered Compensation from the Employer or Affiliates in excess of $80,000, and (ii) if the Employer so elects, was in the Top-Paid Group during the Look-back Year. The $80,000 amount is adjusted at the same time and in the same manner as under Code section 415(d).

                    In determining whether an Employee is a Highly Compensated
               Employee for years beginning in 1997, the above definition shall be treated as having been in effect for years beginning in 1996.

                    A former Employee shall be treated as a Highly Compensated
               Employee if: (i) such Employee was a Highly Compensated Employee when such Employee separated from service, or (ii) such Employee was a Highly Compensated Employee for any Plan Year after attaining age 55.

                    If the former Employee's separation from service occurred
               prior to January 1, 1987, he or she is a Highly Compensated Employee only if he or she satisfied clause (a) of this Section or received Compensation in excess of $50,000 during: (1) the year of his or her separation from service (or the prior year); or (2) any year ending after his or her 54th birthday.

          (b) For the purposes of this Section, the following definitions shall apply: "Compensation" means compensation within the meaning of
               Section 415(c)(3) of the Code. The determination will be made without regard to Sections 125, 402(e)(3) or 402(h)(1)(B) of the Code.

     "Determination Year" means the Plan Year with respect to which the determination of an individual's status as a "Highly Compensated Employee" (or Non-Highly Compensated Employee) is being made.

     "Look-Back Year" means the period of twelve (12) consecutive months immediately preceding the Determination Year or, if the Employer elects, the calendar year ending with or within the Determination Year.

     "Top-Paid Group" means that group of employees of the Employer and its Affiliates who, when ranked on the basis of compensation paid during the Determination Year or Look-back Year are among the 20 percent of Employees receiving the greatest amount of such compensation. Employees described in
Section 414(q)(5) of the Code and the regulations promulgated thereunder shall be excluded.

     "Income" shall mean income with respect to contributions in a Member's Account(s) resulting from the investment and reinvestment of such contributions and any increment thereof and any distribution (and the net proceeds from the sale of any such distribution) with respect to any such investment and increments thereof.

     "Leased Employee" shall mean a person who is not a common law employee of the Employer or an Affiliate but who provides services to the Employer or an Affiliate, and:

          (1) such services are performed pursuant to an agreement between the Employer and any other person or entity (the "Leasing Organization");

          (2) the person performing the services has done so on a substantially full-time basis for at least one (1) year; and

          (3) for Plan Years starting before January 1, 1997, the services performed are of a type historically performed in the business field of the recipient by employees; and

          (4) for Plan Years starting after December 31, 1996, the services are performed under the primary direction and control of the recipient of those services. Notwithstanding the preceding sentence, the Plan shall not treat an individual as a Leased Employee if the Leasing Organization covers the individual by a money purchase pension plan with a nonintegrated contribution rate of at least 10% of compensation, and provides for immediate participation and full and immediate vesting, provided that Leased Employees constitute less than 20% of the Company's Non-Highly Compensated Employees.

     "Member" shall mean and include (i) an Employee who is currently contributing to the Plan, and (ii) an Employee or former Employee who has any Shares or Units credited to any of his or her Accounts under the Plan.

     "Non-highly Compensated Employee" shall mean an Employee who is not a Highly Compensated Employee.

     "Participating Collective Bargaining Unit" shall mean a collective bargaining unit, which has bargained for and accepted participation in the Plan as set forth in Schedule A which is attached hereto and incorporated herein by reference.

     "Participating Company" shall mean and include (i) the Company, (ii) each Subsidiary that shall have elected to participate in the Plan with the consent of the Company, and (iii) with respect to United States citizens only, any Subsidiary which shall not have elected to participate in the Plan but which is
(x) both a foreign subsidiary (within the meaning of Section 406 of the Code) of a domestic corporation (as contemplated by Section 406 of the Code) which is a Participating Company by reasons of clause (i) or (ii) hereof, and the subject of an agreement under Section 3121(1) of the Code, or (y) a domestic subsidiary (within the meaning of Section 407(a)(2)(A) of the Code) of a domestic parent corporation (within the meaning of Section 407(a)(2)(B) of the Code) which is a Participating Company by reason of clause (i) or (ii) hereof.

     "Payroll Deduction Authorization" shall mean any one of the several forms used by the Administrator from time to time for any of the purposes for which a Payroll Deduction Authorization is specified in the Plan.

     "Plan" shall mean the Wyeth Union Savings Plan, as from time to time amended. "Plan Fiduciary" shall mean the following:

          (a) The Employer and the Board of Directors of the Company and of each Subsidiary;

          (b) The Committee appointed in accordance with Article XVI of the Plan; and

          (c) The Trustee appointed in accordance with the provisions of the Trust Agreement.

     "Plan Year" shall mean the calendar year beginning January 1, 1997 and each calendar year thereafter during the existence of the Plan.

     "Rollover Contribution" shall mean any contribution to the Plan by a Member pursuant to Article XXI.

     "Shares" shall mean shares of the Mutual Funds with Vanguard or other Fund providers in which Members' Accounts are invested. "Subsidiary or Affiliate" shall mean a corporation or other entity not less than 80% of the voting stock, or not less than 80% of the other indicia of ownership (with a proportionate right to designate or control the management thereof), of which is owned directly or indirectly by the Company and/or any other Subsidiary or Subsidiaries, including, without limitation, all Members of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a Member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code, with the Company, and any other entity which the Board of Directors of the Company may designate as a Subsidiary from time to time for the purposes of the Plan. Unless otherwise specifically provided by the Board of Directors of the Company (or any committee or person to whom the Board of Directors may delegate the authority) with respect to any Subsidiary, a Subsidiary shall be considered such (and employees thereof Employees) only during such time as the criteria of this paragraph are met.

     "Totally and Permanently Disabled", when used with respect to a Member, shall mean a person who is determined by the Company, on the basis of a written statement of a qualified physician selected by the Company, to be unable, indefinitely, as a result of any medical, physical or mental condition (whether occupational or non-occupational) to engage in any occupation of employment for substantial remuneration or profit other than for purposes of rehabilitation.

     "Trust Agreement" shall mean the assets of the trust established under
Article XIII of the Plan, which trust shall form a part of the Plan.

     "Trust Fund" shall mean the assets of the trust established under Article XIII of the Plan, which trust shall form a part of the Plan.

     "Trustee" shall mean the trustee or trustees appointed by the Company pursuant to Article XIII. "Unit" shall have the meaning specified in Article
VII. "Valuation Date" shall mean each day of any month on which the New York Stock Exchange is open for business. "Vanguard" shall mean the Vanguard Fiduciary Trust Company.


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                                   ARTICLE II
                                   ELIGIBILITY

     Each Employee of a Participating Company who (1) has been employed by the Company or a Subsidiary at any time during at least one month of any twelve-month period ending on any anniversary of the date on which he or she first became employed by the Company or a Subsidiary, (2) is a member of a collective bargaining unit whose duly certified representative has been offered and accepted the Plan, and (3) is currently entitled to make contributions, shall upon completion of any forms required by the Administrator, be eligible to become a Member of the Plan; provided, however, that the Committee may waive any prior employment requirement set forth in this Article or in Article XXI with respect to any group of persons who become Employees as the result of the acquisition of any business or assets by a Participating Company, upon such terms and conditions as, and to the extent that, the Committee may specify.



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                                   ARTICLE III
                                  PARTICIPATION

     Participation in the Plan shall be entirely voluntary. An eligible Employee may elect to become a Member of the Plan as of any Enrollment Date by delivering a Payroll Deduction Authorization to the Administrator or a Human Resources representative. A person shall continue to be a Member of the Plan so long as he or she has any Shares or Units credited to any of his or her Accounts under the Plan.


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                                   ARTICLE IV
                             EMPLOYEE CONTRIBUTIONS

     4.01. Payroll Deductions. Each Member may make Employee After-Tax Contributions to the Plan only while an Employee, only from his or her Covered Compensation paid in the United States, and only by a payroll deduction of 1% to 16%, in whole percentages, as he or she may authorize from his or her Covered Compensation by delivering a Payroll Deduction Authorization form or by telephonic or electronic communication, which maximum percentage shall be reduced by the percentage of Covered Compensation of such Member represented by Before-Tax Contributions.

     4.02. Adjustments. The percentage of Covered Compensation authorized as a payroll deduction for Employee After-Tax Contributions by a Member may be increased or decreased by the Member as of any Enrollment Date (but not more than once in any calendar quarter), by delivering a revised Payroll Deduction Authorization form. A resumption of Employee After-Tax Contributions, an increase in Employee After-Tax Contributions, the decrease of Employee After-Tax Contributions or, if the Member has previously adjusted his or her Employee After-Tax Contributions within twelve months, a termination of a Member's Payroll Deduction Authorization Form pursuant to Section 4.03, shall not be deemed an adjustment for purposes of the limitation of the number of adjustments permitted to a Member as specified in the preceding sentence. A change in Covered Compensation of a Member shall, without any notice being given by such Member, adjust the dollar amount of such Member's Employee After-Tax Contributions to that amount represented by the percentage previously in effect of his or her new Covered Compensation, so long as such amount may be deducted from his or her Covered Compensation paid in the United States. Such adjustment shall not be deemed an increase or decrease by a Member for the purposes of this Section. 4.03. Termination of Employee After-Tax Contributions. Payroll deductions for Employee After-Tax Contributions authorized by a Member may be terminated by him or her, effective as of any date determined by and in accordance with rules as established by the Committee, by delivering a revised Payroll Deduction Authorization form, or by telephonic or electronic communication as approved by and acceptable to the Administrator. If a Member shall become ineligible to make contributions to the Plan, his or her Payroll Deduction Authorization shall terminate immediately. 4.04. Resumption of Employee After-Tax Contributions. If the Payroll Deduction Authorization of a Member with respect to Employee After-Tax Contributions shall terminate, such individual thereafter may resume contributions to the Plan as of the next Enrollment Date on which such individual is eligible to authorize payroll deductions under the eligibility provisions of the Plan by delivering a new Payroll Deduction Authorization form or by telephonic or electronic communication as approved and acceptable to the Administrator.

                                  ARTICLE IV A
                            VOLUNTARY PAY REDUCTIONS

         4A.01. Contributions of Before-Tax Contributions. (a) In lieu of making all or any part of an Employee After-Tax Contribution, a Member may authorize, by delivering a Payroll Deduction Authorization form, or by telephonic or electronic communication as approved and acceptable to the Administrator, that such Member's Covered Compensation be reduced, subject to the limitations contained in the last two sentences of this Section 4A.01, 4A.03, 4A.03A and
Section 5.02 by 1% to 16%, in whole percentages, and that such reduction be contributed to the Plan on behalf of such Member as a Before-Tax Contribution. The maximum amount of Covered Compensation a Member is permitted to defer during any calendar year is limited to $7,000 as adjusted by the Secretary of Treasury pursuant to Section 402(g) of the Code. Any amount that cannot be credited to his or her Employee Before-Tax Contribution account due to the foregoing limit shall be paid to the Member in cash.
If the aggregate of:

               (i) the Before-Tax Contributions on behalf of a Member under this Plan for any Plan Year, and

               (ii) all other elective deferrals (as defined under Section
                    402(g)(3) of the Code) for such same Plan Year on behalf of such person under any other qualified benefit plan maintained by any other corporation or other entity which is, together with the Company treated as a single employer pursuant to Sections 414(b),(c),(m) or (o) of the Code, exceed the limitations of the last sentence of the preceding paragraph (such excess amounts being hereafter referred to as the "Excess Deferral Contributions"), then no later than April 15 of the following Plan Year, the Administrator shall distribute to such Member an amount of Before-Tax Contributions equal to the full amount of such Excess Deferral Contributions (together with the income allocable thereto for such prior Plan Year only).

         (b) A Member who is covered by an amendment to a collective bargaining agreement, dated March 22, 2001 (the "Amendment"), between Local No. 95, International Chemical Workers Union, AFL-CIO, Rouses Point, New York; Local No. 6, United Food and Commercial Workers International Union, AFL-CIO-CLC, Fort Dodge, Iowa; and Local No. 143, International Chemical Workers Union, AFL-CIO, Pearl River, New York, and the Company as agent for Wyeth-Ayerst Laboratories-Rouses Point, New York; Fort Dodge Laboratories-Fort Dodge, Iowa; and Wyeth-Ayerst Lederle-Pearl River, New York, may elect to contribute to the Plan as Before-Tax Contributions, the amount of a signing bonus to which he or she is entitled related to 2001 and/or 2004 pursuant to the Amendment, in lieu of receiving such amounts as cash. Such election shall be on a form supplied by the Administrator and must be made prior to the date such amounts would otherwise be payable to such Members.

         4A.02. Method of Request; Termination; Adjustments. The percentage of Covered Compensation authorized as a payroll deduction for Before-Tax Contributions by a Member may be increased or decreased by him or her as of any Enrollment Date (but not more than once in any calendar quarter with respect to Before-Tax Contributions), by delivering a revised Payroll Deduction Authorization form, or by telephonic or electronic communication approved by the Administrator. A resumption of Before-Tax Contributions, a decrease of Before-Tax Contributions by reason of the election of an increase in Employee After-Tax Contributions, or, if the Member has previously adjusted his or her Before-Tax Contributions within twelve months, or a termination of a Member's Payroll Deduction Authorization form pursuant to this Section 4A.02 shall not be deemed an adjustment for purposes of the limitation of the number of increases or decreases permitted to a Member in any calendar quarter as specified in the first sentence of this Section 4A.02. A change in Covered Compensation of a Member shall, without any notice being given by such Member, adjust the dollar amount of the Before-Tax Contributions with respect to such Member to that amount represented by the percentage previously in effect of his or her new Covered Compensation, so long as such amount may be deducted from his or her Covered Compensation paid in the United States. Such adjustment shall not be deemed an increase or decrease for the purposes of the first sentence of this
Section 4A.02. Payroll deductions for Before-Tax Contributions authorized by a Member may be terminated by him or her, effective as of any Enrollment Date, by delivering a revised Payroll Deduction Authorization form. If a Member shall become ineligible to make contributions to the Plan, his or her Payroll Deduction Authorization shall terminate immediately. If the Payroll Deduction Authorization of a Member with respect to Before-Tax Contributions terminates, such person thereafter may resume contributions to the Plan as of the next Enrollment Date on which such person is eligible to authorize payroll deductions under the eligibility provisions of the Plan by delivering a new Payroll Deduction Authorization form or by telephonic or electronic communication as approved and acceptable by the Administrator.

         4A.03. Nondiscrimination Test for Before-Tax Contributions. From time to time during the course of the applicable Plan Year, the Administrator shall insure that either (i) the Average Actual Deferral Percentage for Eligible Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Members who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25, or (ii) the Average Actual Deferral Percentage for Eligible Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Members who are Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Members who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Members who are Non-highly Compensated Employees by more than two (2%) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

         For the purpose of the foregoing determination, the following definitions shall be used.

         "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage), of Before-Tax Contributions made on behalf of the Eligible Member for the Plan Year to the Eligible Member's Compensation for the Plan Year. For purposes of this Section and Section IV B, "Compensation" shall mean a Member's "Covered Compensation" for the Plan Year as herein defined.

         "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Members.

         "Eligible Members" shall mean all Employees of Participating Companies who are otherwise authorized under the terms of the Plan to have Before-Tax Contributions allocated to their Accounts for the Plan Year.

         For purposes of this section, the Actual Deferral Percentage for any Eligible Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions allocated to his or her Account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by a Subsidiary shall be determined as if all such Before-Tax Contributions were made under a single arrangement. The determination and treatment of the Before-Tax Contributions, Compensation and Actual Deferral Percentage of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         The test described above will be conducted using the current year testing method; provided, however, that the Plan may be amended to use the prior year testing method in those situations for which such changes are approved in Internal Revenue Service Notice 98-1, or subsequent guidance promulgated by the Secretary.

         In the event that neither the standard in clause (i) or (ii) of the first paragraph of this Section 4A.03 is met, the Administrator shall reduce the Before-Tax Contributions requested by the Highly Compensated Employees in any manner deemed equitable by the Administrator so as to insure compliance with the foregoing standards. A future required reduction in a Before-Tax Contribution shall be paid to the affected Member as, and with the remainder of, such Member's Covered Compensation, but such Member may direct that such amount (or any portion thereof) be treated as an Employee After-Tax Contribution.

         4A.03A. Compliance with Non-Discrimination Test. Following the close of the applicable Plan Year (the "Testing Year"), but no later than the last day of the following Plan Year, the Administrator shall determine whether the test set out in the first paragraph of Section 4A.03 was in fact met for the Testing Year. In the event that the Administrator determines that such test was not in fact met for the Plan, then the amount of such Before-Tax Contributions (and any related Income) which causes such limits to be exceeded, (and any related Income) shall be distributed to Highly Compensated Employees or recharacterized as Employee After-Tax Contributions as described below.

         In determining whether the test set out in the first paragraph of
  Section 4A.03 was in fact met for the Testing Year, Before-Tax Contributions made on behalf of any Employee shall be so taken into account for the Testing Year only if: (i) such contributions are allocated to such Employee's Accounts under the Plan as of a date no later than the last day of the Testing Year, and (ii) such contributions are attributable to Covered Compensation that, but for the making of such contributions, would otherwise have been (A) received by such Employee during the testing year or (B) earned during the Testing Year and received by such Employee within 2 1/2 months after the end of the Testing Year.

         The amount of Excess Before-Tax Contributions which is to be refunded or recharacterized shall be determined as set forth below for Plan Years beginning after January 1, 1996:

         Notwithstanding any other provision of the plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to members to whose accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions.

        Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the plan.

        "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

          (a) The aggregate amount of employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

          (b) The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentage, beginning with the highest of such percentages).

       If the distributions or recharacterization described above are made, the Average Actual Deferral Percentage is treated as satisfying the non-discrimination test of Section 401(k)(3) of the Code regardless of whether the Average Actual Deferral Percentage, if recalculated after such distributions have occurred, would satisfy Section 401(k)(3) of the Code.

     For purposes of Section 401(k)(2) of the Code, if a corrective distribution of Excess Before-Tax Contributions has been made, the Average Actual Deferral Percentage of Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(k)(2) of the Code.

     The Administrator shall, to the extent administratively possible, distribute all Excess Before-Tax Contributions and any income or loss allocable thereto which are required to be made pursuant to this Section, prior to the fifteenth day of the third month following the end of the Plan Year in which the Excess "Before-Tax" Contributions arose. In any event, however, the Excess Before-Tax Contributions and any Income allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess Before-Tax Contributions arose.

     Excess Before-Tax Contributions shall be treated as Annual Additions under
Section 415 of the Code and Section 5.02 of the Plan.

                                  ARTICLE IV B
                       NON-DISCRIMINATION TEST FOR COMPANY
               CONTRIBUTIONS AND EMPLOYEE AFTER-TAX CONTRIBUTIONS

         4B.01. Non-Discrimination Test. From time to time during the course of the applicable Plan Year the Administrator shall, to the extent required for collectively bargained plans or in the Administrator's discretion, insure that either (i) the Average Contribution Percentage for Eligible Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Members who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25 or (ii) the Average Contribution Percentage for Eligible Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Members who are Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Members who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Members who are Non-highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

     4B.02. Definitions. For purposes of this Article IV B only, the following definitions apply:

         "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of all the Eligible Members.

         "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the sum of the Employee After-Tax Contributions, and Company Contributions (if applicable) under the Plan on behalf of the Eligible Member for the Plan Year to the Eligible Member's Compensation for the Plan Year.

         "Eligible Member" shall mean any Employee of a Participating Company who is otherwise authorized under the terms of the Plan to have Employee After-Tax Contributions or Company Contributions (if applicable) allocated to his or her Account for the Plan Year.

         4B.03. Special Rules. For purposes of this Article IV B, the Contribution Percentage for any Eligible Member who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee After-Tax Contributions, or to have Company Contributions (if applicable) or Before-Tax Contributions allocated to his or her account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by a Participating Company or a Subsidiary shall be determined as if all such contributions were made under a single plan. In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Article shall be applied by determining the Contribution Percentages of Eligible Members as if all such plans were a single plan.

         4B.04.  Compliance with Non-Discrimination Test.

         (a) Following the close of the applicable Plan Year (the "Testing Year"), but no later than the last day of the following Plan Year, the Administrator shall determine whether the test set out in Section 4B.01 was in fact met for the Testing Year. In the event the Administrator determines that such test was not in fact met for the Testing Year, then no later than the last day of the following Plan Year, the amount of the Employee After-Tax Contributions made on behalf of a Highly-Compensated Employee (and any related Income) which causes such limits to be exceeded may be distributed to individual Highly Compensated Employees determined as set forth below for Plan Years commencing after December 31, 1996.

         (b) Notwithstanding any other provision of the plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the Actual Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

         Definitions:

     1. "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

          a. The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

          b. The maximum Contribution Percentage Amounts permitted by the Actual Contribution Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

          (c) If the distribution described above is made, the Average Actual Contributions Percentage is treated as meeting the non-discrimination test of Section 401(m)(2) of the Code regardless of whether the Average Actual Contribution Percentage, if recalculated after such distributions, would satisfy Section 401(m)(2) of the Code.

          (d) For purposes of Section 401(m)(9) of the Code, if a corrective distribution of Excess Employee After-Tax Contributions has been made, the Average Actual Contribution Percentage of Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(m)(2) of the Code.

          (e) The test described in Section 4B.01 above will be conducted using the current year testing method provided, however, that the Plan may be amended to use the prior year testing method in those situations for which such a change is approved in Internal Revenue Service Notice 98-1 (Part VII(A)) or in subsequent guidance promulgated by the Secretary of the Treasury.

          (f) The Administrator shall, to the extent administratively possible, distribute all Excess Employee After-Tax Contributions and any income allocable thereto which are required to be made pursuant to this Section, prior to the fifteenth day of the third month following the end of the Plan Year in which Excess Aggregate Employee After-Tax Contributions arose. Any Excess Aggregate After-Tax Contributions are to be distributed after the fifteenth day of the third month following the end of the Plan Year. In any event, however, the Excess Aggregate Employee After-Tax Contributions and any income allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess Employee After-Tax Contributions arose.

     Excess Aggregate After-Tax Contributions shall be treated as Annual Additions under Section 415 of the Code and Section 5.02 of the Plan.

     4B.05. Multiple Use Test. In order to prevent the multiple use of the alternate method described in Section 4A.03 and Section 4B.04, any Highly Compensated Employee eligible to make Before-Tax Contributions and Employee After-Tax Contributions under the Plan shall have his or her contributions under the Plan reduced, if required, pursuant to Regulation section 1.401(m)-2.

                                    ARTICLE V
                              COMPANY CONTRIBUTIONS

         5.01. Company Contribution. As provided for below, Company Contributions (including any Matching Employee and Company Performance Contributions made under the prior Plan) shall no longer be available to Member's and shall cease effective December 31, 1996. The retention of this
Article is purely for historical reference. The Company shall contribute to the Plan, out of its current or accumulated earnings and profits, but not otherwise, the following amounts, to the extent that they shall not exceed the amounts deductible under the applicable provision of the Code:

                           (a) With respect to each Member who is an
                  Employee of the Company, except as provided in paragraph (b) of this Section 5.01, and subject to Article X and Section 10A.04, the Company Contribution, which shall be an amount equal to 50% of the Member's first (3%) of Employee After-Tax Contribution and Before-Tax Contribution of each such Member, for each month for which such Member makes an Employee After-Tax Contribution or there is contributed on his or her behalf a Before-Tax Contribution;

                           (b) with respect to Employee After-Tax
                  Contributions deducted from, and Before-Tax Contributions reducing Covered Compensation paid after December 31, 1991 to each Member (other than a Member who is a member of a collective bargaining unit which has not been offered and accepted this provision and the other provisions of the Plan which become effective either January 1, 1992 or with respect to Covered Compensation paid before December 31, 1991) who has been an Employee of the Company or a Subsidiary at any time during at least three months of any calendar quarter period ending on any anniversary of the date on which he or she first became employed by the Company or a Subsidiary (provided, however, that (i) such eligibility requirements shall not apply to an Employee who becomes a Member in accordance with, and as described in, Article XXII B hereof, to the extent specified in such Article XXII B, and (ii) the Committee may waive any prior employment requirement set forth in this paragraph or in Article XXII B with respect to any group of persons who become Employees as the result of the acquisition of any business or assets by a Participating Company, upon such terms and conditions as, and to the extent that, the Committee may specify), subject to Article X and Section 10A.04, the Company Contribution, which shall be an amount equal to 75% of the first 4% of the Employee After-Tax Contribution and Before-Tax Contribution of each such Member, for each month for which such Member makes an Employee After-Tax Contribution or there is contributed on his or her behalf a Before-Tax Contribution.

         Notwithstanding the foregoing, effective on the dates set forth below, Company Contributions shall cease, effective at each of the facilities set forth below and shall not be applicable to any other Member beginning on or after January 1, 1997:

                  at Pearl River, New York on January 15, 1996; at Bound Brook, New Jersey on January 26, 1996; at Danbury, Connecticut on June 14, 1996; and at Hannibal, Missouri on December 31, 1996.
         No Company Contributions shall be made to any Member on or after January 1, 1997.

            5.02. Limitations. The "Annual Addition" which shall equal the total of (a) contributions made by all Participating Companies under this and any other defined contribution plan (as described in Section 415(k) of the Code) allocated for any Member in a Plan Year, plus (b) employee contributions allocated for such Member in such year, plus (c) forfeitures allocated for such Member in such year shall not exceed the Maximum Permissible Amount. The Maximum Permissible Amount with respect to any Participant shall be the lesser of (i) $30,000, or (ii) twenty-five percent (25%) of the Member's Covered Compensation for the Limitation Year. For the purpose of the foregoing, a Before-Tax Contribution shall be treated as a contribution by a Participating Company and shall be deducted from a Member's total Covered Compensation.

            The Annual Addition for any Plan Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as part of the Annual Addition. If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Plan Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code (as revised by this section) does not exceed 1.0 for such Plan Year; provided, however, that this sentence shall not apply for Plan Years beginning after December 31, 1999.

                                   ARTICLE V A
                                 TOP-HEAVY RULES

         5A.01. Modification of Benefits. To the extent applicable to collectively bargained plans, the Plan will be considered a top-heavy plan for the year if as of the last day of the preceding year (hereinafter "determination date"), the Plan, together with all other employee benefit plans sponsored by the Company and qualified under Section 401(a) of the Code (including all terminated plans which covered a key employee and which were maintained within the five year period ending on the determination date), constitutes a "top heavy group" within the meaning of Section 416 of the Code, based on the calculations specified in Sections 416(g)(1), (2), (3) and (4) of the Code utilizing data as of the last day of the preceding year, and determining "key employees" as required by Section 416(i)(1) of the Code. If as of a determination date, the Plan is determined to be a top heavy plan, then, for the Plan Year immediately following such determination date, the rate of aggregate Company Contributions under the Plan (if any) and employer contributions under all other defined contribution plans (as described in Section 415(k) of the Code) included within the top-heavy group for all Members who (a) are Employees (regardless of the Employee's level of compensation and hours of service) and (b) are not key employees within the meaning of Section 416(i)(1) of the Code (other than such Members included in a unit of Employees covered by a collective bargaining agreement) shall be not less than the lesser of (i) 3% of such Member's compensation (within the meaning of Section 415(c)(3) of the Code) for such Plan Year and (ii) that percentage of such compensation which is equal to the percentage of such compensation for that key employee for which such percentage is the highest for such Plan Year represented by Company Contributions under this Plan and employer contributions under all other defined contribution plans included within the top-heavy group made on behalf of such key Employee. Pursuant to Section 416 of the Code, a defined benefit plan is top-heavy when the ratio of the present value of accrued benefits for key Employees to the present value of accrued benefits for all Employees exceeds 60%; a defined contribution plan is top-heavy when the ratio of account balances for key employees to account balances for all employees exceeds 60%. If there is more than one plan, the top-heavy ratios must be consolidated by adding together the numerators and then adding together the denominators to form one ratio.

         5A.02. Termination of Benefit Modifications. The benefit modifications described in Section 5A.01 shall cease to apply for any Plan Year immediately following a determination date as of which the Plan together with all other employee benefit plans described in Section 5A.01 do not constitute a top-heavy group within the meaning of Section 416 of the Code.

                                   ARTICLE VI
                                   INVESTMENTS

            6.01. Investment Funds. Subject to Sections 6.02, 6.04 and 10A.05, there shall be Funds available for the investment and reinvestment of contributions to the Plan as selected by the Savings Plan Committee as set forth in Schedule B which is attached hereto and incorporated herein by reference.

         6.02. Investment Options of Members. The contribution amounts in a Member's Accounts shall be separately invested in any one or more of the Funds specified in Section 6.01 as such Member may elect; provided that an investment in any Fund shall be made in increments of 10% thereof.

         6.03. Election of Investment Options. A Member's initial Payroll investment election shall be stated in his or her initial Payroll Deduction Authorization form. Investment elections shall remain in effect until changed by the Member with respect to future contributions to his or her Accounts as described below. The Member may make such election changes at any time by means of telephonic or electronic instructions to the Trustee/Recordkeeper on any business day which shall be effective as of the date received, provided such instructions are received prior to 4:00 p.m. Eastern Time. Instructions received after 4:00 p.m. Eastern Time shall be effective on the following business day.

         6.04. Transfer of Accumulated Values. (a) Any Member may elect, as described below, to transfer any of the accumulated values in any of his or her Accounts in any one or more Funds and Income thereon, respectively, from such Fund or Funds to any other Fund or Funds, in specific dollar amounts or in whole percentages by telephoning the Trustee on any business day at the toll free number provided by the Trustee or by such electronic means as established by the Trustee for such purpose. The minimum amount that may be transferred into or out of a Fund shall be $250, provided, however, that if the Account balance of a Member is less than $250, the minimum amount that may be transferred shall be the entire Account balance. Any telephonic or electronic instructions received by a Trustee from a Member prior to 4:00 p.m. Eastern Time on a business day shall be effective as of that day. Any instructions received from a Member after 4:00 p.m. Eastern Time shall be effective on the following business day.

     6.05. Investment of Company Contributions. A Member may invest Company Contributions, if any, in such Member's Account to any of the Funds and may transfer such amounts to any of the other Funds. Such elections may be made daily by telephonic or electronic means to the Trustee/Recordkeeper. Directions to change which are received by Vanguard by 4:00 P.M. will be made that day. Directions received by Vanguard after 4:00 P.M. on a business day will be made as of the close of business on the following business day.

     6.06. Investment of Income. Income received from investments in the Funds shall be reinvested in the Fund from which it is derived. Dividends received on Company Stock in a form other than cash or additional shares of Company Stock shall be disposed of by the Trustee in a prudent manner as determined by the Trustee and the proceeds used to acquire shares of Company Stock.

     6.07. Temporary Investments. Pending investment of any contributions in one of the Funds, the Trustee may retain such contributions in cash or may invest them in short-term obligations or in any common trust fund of the Trustee, in the Trustee's discretion.

         6.08. Investments in Funds. Contributions made by a Member and Income attributable to such Contributions shall be invested as soon as practicable after receipt by the Trustee. The Trustee shall have complete discretion in choosing investments within the Funds described in Section 6.01 including the Vanguard Funds, and shall not be subject to direction by the Company or the Administrator or bound by any list of legal investments of a trustee or other fiduciary.

         6.09. Common Trust Funds. Subject to the provisions of this Article, the Trustee may invest and reinvest all or any part of any Fund through the medium of any common trust fund of the Trustee qualified under Section 401(a) of the Code which is invested principally in property of a type authorized by the Plan for investment of such Fund. An investment in such a common trust fund or in any investment company shall not be deemed an investment in securities issued or guaranteed by the Company or a Subsidiary even if such securities are contained in such common trust or the portfolio of such investment company.

         6.10. Voting and Registration of Company Stock. The shares of Company Stock held by the Trustee in the Company Stock Fund shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or such nominee except as provided in Article XV.

                                   ARTICLE VII
                                   -----------
                           MEMBER'S ACCOUNTS IN FUNDS;
                           --------------------------
                        MAINTENANCE AND VALUATION THEREOF

         7.01. Separate Accounts. Each Member shall have established for him or her separate accounts in each Fund which shall reflect the value (as of the last preceding Valuation Date) of all his or her Employee After-Tax Contributions, Company Contributions, Rollover Contributions, and Before-Tax Contributions, respectively, invested in such Fund and the respective Income thereon. If a Member has received a loan from the Plan in accordance with Article X A, a Loan Account shall be established for him or her in accordance with Section 10A.05 hereof.

         7.02. Payments to Trustee. Not later than fifteen business days after the end of each month, or at such other times as may be required under regulations promulgated by the Secretary of Labor, the Company shall transmit to the Trustee an amount equal to the aggregate amount of Employee After-Tax Contributions deducted in respect of the Plan during such month, or Before-Tax Contributions representing reductions of Covered Compensation during such month. Amounts received by the Company each month in repayment or prepayment of Article X A loans shall be paid to the Trustee no later than 15 business days after the end of such month and applied in accordance with Section 10A.06 hereof. Upon receipt of any Employee After-Tax Contributions, Rollover Contributions, or Before-Tax Contributions, by the Trustee, the aggregate amount thereof (and Income thereon, as from time to time received by the Trustee) shall be credited as hereinafter specified to the respective accounts of the Members in the respective Funds, and the Trustee shall hold, invest and dispose of the same as provided in the Plan.

         7.03. Shares and Units. The values of the Funds administered by Vanguard will be represented by shares in each of the Funds credited to the Member's Accounts, which shares are valued daily in accordance with the specific valuation provisions of each Fund. Units of the Company Stock Fund and the Stable Value Fund shall be valued by determining the value of the assets of the Fund as of the Valuation Date, which shall be each business day, and deducting any liabilities due or accrued by the Fund as of such Valuation Date, and dividing the resulting value by the total number of Fund Units outstanding on the Valuation Date.

         7.04. Crediting Units. As of each Valuation Date, and following the determination of the value of a Unit in the Company Stock Fund and Stable Value Fund the Account of each Member who has elected to invest any of his or her Member's contributions contributed on his or her behalf in such Fund shall be credited, as of such Valuation Date, with a number of Units of such Funds determined by dividing the value of such Unit on such Valuation Date into that portion of the Current Market Value of the Member's contributions to be invested in such Fund received by the Trustee since the last crediting of Units of such Fund and Income thereon.

                                  ARTICLE VIII
                                     VESTING

         8.01. Employee After-Tax Contributions and Before-Tax Contributions. All Shares and Units attributable to Employee After-Tax Contributions, Rollover Contributions, and Before-Tax Contributions and Income respectively thereon shall be fully vested at all times and shall not any time be subject to forfeiture or divestiture.

         8.02. Schedule of Vesting of Company Contributions. As provided for in
Article V, Company Contributions ceased under the Plan as of December 31, 1996. Vesting of Units attributable to those Company Contributions is in accordance with the vesting schedule provided in such prior Plan and are now 100% fully vested.

                                   ARTICLE IX
                       DISTRIBUTION FROM MEMBER'S ACCOUNTS
                         UPON TERMINATION OF EMPLOYMENT

         9.01. Lump Sum Distributions. In the event of the termination of employment of a Member, and unless the Member has otherwise elected in accordance with the Plan, the vested Share and Unit values as of the Valuation Date on or immediately preceding the date thereof of the Shares or Units in all of the Member's Accounts (other than any Loan Account, which shall be subject to Section 10A.08 hereof) shall be distributed as a lump sum distribution (i) to the Member commencing as soon as practicable after termination of employment or on such later date (subject to Section 9.08(b)) as the Member shall have elected, (ii) if the Member has so elected at any time prior to the distribution of such values, to the extent specified in such election and authorized by the Code, to an eligible retirement plan as defined in Section 402(a)(5)(E)(iv) of the Code commencing as soon as practicable after termination of employment or on such later date (subject to Section 9.08(b)) as the Member shall have elected, or (iii) if the Member's termination of employment was by reason of the death of the Member, as soon as practicable after termination of employment to the Member's surviving spouse, or if there is no surviving spouse or if the surviving spouse consents or has consented in the manner required under Section 417(a)(2) of the Code, to the previously designated beneficiary of such Member. Notwithstanding anything to the contrary in the preceding sentence, if at any time after termination of a Member's employment but prior to the annuity starting date (as defined in Section 417(f)(2) of the Code) respecting such lump-sum distribution, a Member shall die, the lump sum distribution payable to the Member shall be distributed as soon as practicable to the Member's surviving spouse or if there is no surviving spouse or if the surviving spouse consents or has consented in the manner required under Section 417(a)(2) of the Code, to the previously designated beneficiary of such Member. A lump sum distribution shall consist of cash representing the values of all Shares or Units in the Accounts of a Member and Income attributable thereto except such Units in the Company Stock Fund, which shall be distributed as the number of whole shares of Company Stock purchasable at the Current Market Value thereof with such Units of the Member in the Company Stock Fund and as cash to the extent of any fractional share. Units representing vested Company Contributions and Income thereon shall be distributed in the same manner as a Member's contributions and Income thereon in the Company Stock Fund. However, the recipient may elect that all Units in the Company Stock Fund in which such Member is vested shall be distributed in cash. The Administrator, prior to authorizing any distribution pursuant to clause (ii) of this Section 9.01, may require the submission of such evidence of the Trustee or other fiduciary under the eligible retirement plan to which such distribution is to be made certifying that such distributee is an eligible retirement plan as contemplated by Section 402(a)(5)(E)(iv) of the Code.

         9.02. Distribution as an Annuity. The provisions of this Section shall only apply to Members who participated in the Plan on or prior to January 1, 1996. When a Member ceases to be an Employee and does not die prior to the annuity starting date (as defined in Section 417(f)(2) of the Code), if he or she has previously so elected, the vested Share and Unit values as of the Valuation Date on or immediately preceding the date thereof of the Shares and Units in all the Member's Accounts (other than any Loan Account, which shall be subject to Section 10A.08 hereof), and if the Member then has a spouse, shall be applied (subject to Section 9.08(a) to provide monthly payments from the Trust, commencing as soon as practicable after the termination of his or her status as an Employee or on such later date (subject to Section 9.08(b) as the Member shall have elected, to the Member for his or her life, and thereafter, monthly payments of 50% of the monthly payment made to the Member to such spouse, if surviving, for the life of such spouse. Notwithstanding the foregoing, this
Section is not applicable to any Employee who becomes a Member on or after January 1, 1998.

         9.03. Distributions in the Event of Death Prior to Annuity Starting Date. Upon the death of a Member prior to the annuity starting date (as defined in Section 417(f)(2) of the Code), the Share and Unit values as of the Valuation Date on or immediately preceding the date thereof of the Shares and Units in all the Member's Accounts (other than any Loan Account, which shall be subject to Section 10A.08 hereof), if the Member is then married, and if he or she has so elected, shall be applied (subject to Section 9.08(a)) to monthly payments, commencing as soon as practicable, to the surviving spouse of such Member for the life of such spouse.

         9.04. Monthly Payments. When a Member ceases to be an Employee, if he or she has previously so elected, the vested Unit or Share values as of the Valuation Date on or immediately preceding the date thereof of the Shares and Units in all the Member's Accounts (other than any Loan Account which shall be subject to Section 10A.08 hereof) or in all such Accounts other than Unit values attributable to Units in the Company Stock Fund shall be applied (subject to Section 9.08(a)) to provide monthly payments from the Trust Fund for the Plan for 60, 120, 180, 240, 300 or 360 months commencing on the first day of the month immediately following the month of the termination of his or her status as an Employee or on such later date (subject to Section 9.08(b)) as the Member shall have elected. The amount of such monthly payments shall be as determined by the Administrator in accordance with the value of the Member's Accounts. Unit values attributable to Units in the Company Stock Fund not paid in monthly installments shall be paid in shares of Company Stock (to the extent of whole shares) and in cash as to any fractional share, all determined as provided in
Section 9.01 hereof. In the event of the death of the Member prior to the annuity starting date or prior to the payment of the last annuity payment, such payments will be made or continued to the Member's surviving spouse, or if there is no surviving spouse, or if the surviving spouse consents in the manner required under Section 417(a)(2) of the Code, to the previously designated beneficiary of such Member.

     9.05. Manner of Election of Payments. Any Member electing any optional form of distribution of benefits shall make such election by delivering a Payroll Deduction Authorization form.

     9.06. Commencement of Benefits. Subject to Sections 9.01, 9.02, 9.03, 9.04 and 9.08 payment of benefits hereunder shall be made or commence as soon as practicable after the Member ceases to be an Employee, but in no event later than the 60th day after the latest of the close of the Plan Year in which (a) occurs the date on which the Member attains age 60; (b) occurs the tenth anniversary of the year in which the Member commenced participation in the Plan; or (c) the Member ceases to be an Employee.

     9.07. Election of Benefits; Application. (a) No less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date, the Committee shall provide to each Participant a written explanation of: (i) The terms and conditions of the qualified joint and survivor annuity; (ii) the Participant's right to make an election to waive the qualified joint and survivor annuity; (iii) The right of the Participant's spouse to consent to any election to waive the qualified joint and survivor annuity; (iv) The right of the Participant to revoke such election, and the effect of such revocation; and
(v) The relative values of the various optional forms of benefits under the Plan. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under this Section is given, provided that: (a) the Committee clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Member, after receiving the notice, affirmatively elects a distribution. The Administrator shall also provide in writing to each Member, within the applicable period, the following information: the Member's right to make, and the effect of, an election under Section 9.03; a description of the retirement benefits provided under Section 9.03 and the circumstances under which the benefits will be paid if elected; the Member's right to waive and reinstate an election under Section 9.03; and the rights of the Member's spouse under Section
9.09. As used in the preceding sentence, the "applicable period" means with respect to each Member, whichever of the following periods ends last: (i) the period beginning with the first day of the plan year in which the Member attains age 32 and ending with the close of the plan year preceding the plan year in which the Member attains age 35, (ii) a reasonable period after an individual becomes a Member, and (iii) a reasonable period after separation from service in case of a Member who separates before attaining age 35. (b) The period within which any election of benefits may be made under this Article IX shall begin not later than the 90th day prior to the first date on which such Member's retirement benefit could commence under any plan, program, contract or agreement of or with the Company or any subsidiary applicable to such Member (other than the Plan) or, if later, on the day such person first becomes a Member and shall end on the annuity starting date (as defined in Section 417(f)(2) of the Code), provided, however, that an election under Section 9.03 shall end on the date of the Member's death. Any election provided in this Article IX may be waived and/or reinstated during the period of time set forth in the preceding sentence.
(c) Subject to Section 9.08, no benefits under the Plan need be paid to a Member until the Member has applied therefor in writing, specifying the payment option elected (if not previously specified) and giving such other information as the Administrator may reasonably specify to enable him or her to calculate the amount payable. If an application for benefits is received which is complete except that no payment option is specified, benefits shall be paid in the applicable form specified in Section 9.01, unless the Member has previously specified, and not revoked, another payment form. (d) No benefit shall be payable in more than one of the forms permitted by this Article IX. (e) A Member who receives a distribution or withdrawal from his or her Accounts in the Plan shall have the amounts so distributed or withdrawn made from the Funds in which such Member's funds are invested in accordance with elections made by the Member on a form supplied by the Administrator. If the Member fails to make such an election, the amounts shall be taken proportionately from the Funds in which his or her Accounts are invested. 9.08. Distributions of Small Amounts; Required Distributions. ----------------------------------------- ------------- (a)
Anything to the contrary in this Article IX notwithstanding, if at the time of termination of employment a Member's Accounts (including any Loan Account) in the Plan have an aggregate present value not exceeding $3,500 for distributions occurring prior to January 1, 1998 or not exceeding $5,000 for distributions occurring on or after January 1, 1998, the vested values of the Shares and Units in such Member's Accounts (other than any Loan Account, which shall be subject to Section 10A.08 hereof), shall be distributed as a lump-sum distribution as soon as practicable to the Member, or where the Member's employment has terminated by reason of the death of such Member, to the surviving spouse of such Member, or if there is no surviving spouse or if the surviving spouse consents in the manner required under Section 417(a)(2) of the Code, to the previously designated beneficiary of such Member. No distribution may be made under the preceding sentence after the annuity starting date (as defined in Section 417(f)(2) of the Code) unless the Member and his or her spouse (or where the Member has died, the surviving spouse) consent in writing to such distribution. The "present value" for purposes of this Section 9.08(a) shall be calculated in accordance with Section 417(e)(3) of the Code. If at the time of termination of employment a Member's Accounts (including any Loan Account) in the Plan have an aggregate present value for distributions occurring prior to January 1, 1998, exceeding $3,500 or exceeding $5,000 on or after January 1, 1998, the vested unit values of the Shares and Units in such Member's Accounts (other than the Loan Account which shall be subject to Section 10A.08 hereof) shall be retained in the Plan and subject to Section 9.08(b) hereof, any distribution shall be deferred until after the Member makes a distribution election by delivering a Payroll Deduction Authorization. (b) Anything to the contrary in this Article IX notwithstanding, the entire interest of a Member will be distributed to him or her beginning no later than April 1 of the calendar year following the calendar year in which such Member attains age 70 1/2, over a period not extending beyond the life expectancy of such Member and a designated beneficiary. If the distribution of a Member's interest has begun in accordance with the first sentence of this Section 9.08(b) and the Member dies before his or her entire interest has been distributed to him or her, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used under the first sentence of this
Section 9.08(b). If a Member dies before the distribution of his or her interest has begun in accordance with the first sentence of this Section 9.08(b) the entire interest of such Member will be distributed within 5 years after the death of such Member, provided, however, if any portion of such Member's interest is payable to a designated beneficiary, such portion shall be distributed over a period not extending beyond the life expectancy of such beneficiary and shall begin not later than one (1) year after the date of such Member's death. Notwithstanding the preceding sentence, if such designated beneficiary is the surviving spouse of such Member the date on which the distributions are required to begin shall not be earlier than the date on which the deceased Member would have attained age 70-1/2, provided, however, if such surviving spouse dies before distributions to such spouse begin, this sentence shall be applied as if such surviving spouse were the Member. Notwithstanding the foregoing, for Plan Years commencing on or after January 1, 2000, a Member who is not a five (5) percent owner of the Employer shall have his or her entire interest in the Plan distributed no later than April 1 of the calendar year following the later of (a) the calendar year in which he or she attains age 70 1/2, or (b) the calendar year in which he or she retires. Notwithstanding anything else to the contrary herein, the Administrator may not direct the Trustee to distribution the Member's nonforfeitable Account balance, nor may the Member select to have the Trustee distribute his or her Account balance over a period extending beyond the Member's life expectancy or over a period extending beyond the joint and last survivor life expectancy of the Member and his or her designated Beneficiary. The minimum distribution for a calendar year equals the Member's nonforfeitable Account balance as of the most recent accounting date preceding the calendar year (adjusted for allocations of contributions, forfeitures and distributions made after the accounting date but prior to the end of the calendar year, if applicable), divided by the applicable life expectancy or, if the Member's spouse is not his or her designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. The applicable life expectancy shall be the Member's life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Member (or designated Beneficiary) as of the Member's (or designated Beneficiary's) birthday in the first distribution calendar year reduced by one for each calendar year which elapsed since the date life expectancy was first calculated. Applicable life expectancies will be determined under the unisex life expectancy multiples under Treasury regulation
Section 1.72-9, and will not be recomputed. The minimum distribution required for the Member's first distribution calendar year must be made on or before the Member's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Member's required beginning date occurs, must be made on or before December 31 of that distribution calendar year. The first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's required beginning date. All distributions under the Plan must be made in accordance with Section 401(a)(9) of the Code and the Treasury regulations thereunder. To the extent provisions of this Plan are inconsistent with Section 401(a)(9) of the Code, Section 401(a)(9) of the Code will override such provisions. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will, if applicable, apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service. 9.09. Spousal Consent. Notwithstanding anything to the contrary contained in this
Article IX (other than Section 9.08 hereof), in the event that a Member is married at any time prior to the annuity starting date (as defined in Section 417(f)(2) of the Code) such Member must obtain the written consent of his or her spouse (in the manner required under Section 417(a)(2) of the Code) if the Member has elected or elects (i) a beneficiary other than his or her spouse under Section 9.01 or (ii) the benefit provided for in Sections 9.02, 9.03 or
9.04 hereof. No election shall be effective unless it is made in compliance with the preceding sentence. A Member who is married at any time prior to the annuity starting date (as defined in Section 417(f)(2) of the Code) may revoke an election (i) to name a beneficiary other than his or her spouse under Section
9.01 or (ii) to take the benefit specified in Section 9.02, 9.03 or 9.04 or elect again to take such benefits at any time and any number of times during the period specified in Section 9.07(b) provided that such Member obtains the written consent of his or her spouse (in the manner required under Section 417(a)(2) of the Code).

                                    ARTICLE X
              WITHDRAWALS FROM MEMBERS' ACCOUNTS DURING EMPLOYMENT

         10.01. Frequency of Withdrawals. No Member while an Employee may exercise rights under this Article X more frequently than once in any calendar quarter, provided however, that effective as of January 1, 1998, such rights may be exercised only once in a calendar year.

         10.02.  Withdrawals of Before-Tax Contributions.

                           (a) Prior to a Member attaining the age of 59 1/2,
                  such Member may not withdraw while an Employee any Before-Tax Contributions contributed on his or her behalf (except in case of financial hardship within the meaning of Regulation 1.401(k)-1(d)(2) of the Code) or Income thereon. "Financial hardship" means an immediate and heavy financial need occurring in the personal affairs of a Member such as:

                         (i) amounts needed to obtain medical services described
                    in Section 213(d) of the Code incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Section 152 of the Code) or necessary for those persons to obtain medical care;

                         (ii) costs directly related to the purchase (excluding
                    mortgage payments) of a principal residence for the Member;

                         (iii) payment of tuition and related educational fees
                    for the next 12 months of post-secondary education for the Member, his or her spouse, children, or dependents; or

                         (iv) payments necessary to prevent the eviction of the
                    Member from his or her place of residence or foreclosure on the mortgage of the Member's principal residence.

            A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Member if all of the following requirements are satisfied:

                           (1) The distribution is not in excess of the amount
                  of the immediate and heavy financial need of the Member including anticipated federal, state and local income taxes and penalties on the distribution, and

                           (2) The Member has obtained all distributions, other
                  than hardship distributions, and all nontaxable (at the time of the distribution) loans currently available under all plans maintained by the Company; and

                           (3) The Member's After-Tax Contributions and
                  Before-Tax Contributions under this Plan (and any other qualified or non-qualified plan of deferred compensation maintained by the Company) are suspended under a legally enforceable arrangement for at least twelve months after receipt of the hardship distribution; and

                           (4) The Member may not make Before-Tax Contributions
                  for the Member's taxable Year immediately following the taxable year of the hardship distribution in excess of the limitation set forth in Codes 402(g) for such next taxable year minus the amount of the Members Before-Tax Contributions for the year of the hardship withdrawal.

            The decision of the Administrator will be final in determining the existence of a hardship and the amount which may be withdrawn, but the Administrator shall make such determinations on a uniform and non-discriminatory basis. After receipt by a Member of a hardship withdrawal, the Member's right to make Employee After-Tax Contributions and Before-Tax Contributions shall be suspended for twelve (12) months.

                           (b) When a Member has attained age 59 1/2, Before-Tax
                  Contributions contributed on behalf of such Member and Income thereon may be withdrawn by such Member while an Employee as if such Before-Tax Contributions were Employee After-Tax Contributions and Income thereon, respectively, and the terms "Employee After-Tax Contributions," and "Income" as used hereinafter in this Article X, shall be deemed to include the respective Before-Tax Contributions and Income thereon in the accounts of Members aged 59 1/2 or more.

         10.03. Withdrawals of Employee After-Tax Contributions. A Member while an Employee may withdraw from his or her accounts representing Employee After-Tax Contributions and Income thereon cash in an amount for a minimum amount of $500 of the lesser of (i) all Shares or Units therein with an aggregate value equal to the amount of such Member's Employee After-Tax Contributions not previously withdrawn or distributed or (ii) all the Shares or Units in such accounts to the extent not attributable to Income. Such withdrawal shall be made as close as practicable to equally from all Funds in which any Employee After-Tax Contributions of such Member are then invested.

                    10.04. Withdrawals of Remaining Shares or Units in Accounts Representing Employee After-Tax Contributions. After or contemporaneous with the maximum permitted withdrawals pursuant to Section 10.03, a Member while an Employee may withdraw in cash the value of all remaining Shares or Units in all Funds in the Member's Accounts representing Employee After-Tax Contributions. Each such request for a withdrawal shall terminate the Member's eligibility to have Company Contributions (if applicable) credited to his or her account for a period of nine months, effective as of the first payroll period ending on or after the effective date of any such withdrawal as provided in Section 10.07.

         10.05. Withdrawals of Company Contributions. After or contemporaneous with the maximum permitted withdrawals pursuant to Section 10.04 and, if a Member had Accounts reflecting Employee After-Tax Contributions, Section 10.03, a Member while an Employee may withdraw in cash an amount not in excess of the sum of (i) the value of all vested Shares or Units in his or her Account in the Company Stock Fund representing Company Contributions (if applicable) (but not Income thereof) which have been credited to such account for at least 24 months as of the effective date of the withdrawal and (ii) the value of all vested Shares or Units in his or her Account in the Company Stock Fund representing Income on Company Contributions, regardless of how long the related Company Contributions have been credited to such Account as of the effective date of the withdrawal. Each such request for withdrawal shall terminate the Member's eligibility to have Company Contributions credited to his or her Account for a period of twelve months, effective as of the first payroll period ending on or after the effective date of any such withdrawal as provided in Section 10.06.

         10.06. Effective Date. Each withdrawal shall be effective as of the business day on which the Trustee receives properly authorized instructions to make such withdrawals from the Plan Administrator (provided such instructions are received by the Trustee in good order prior to 4:00 p.m. Eastern Time). If not received by 4:00 P.M., the withdrawal shall be effective as of the next business day. The value of Shares or Units credited to the Member's Accounts shall be calculated (in the manner specified in Article VII) as of such Valuation Date. The amounts to which the Member is entitled shall be delivered to the Member as soon as practicable after the effective date of the withdrawal.

         10.07. Withdrawals in Company Stock. To the extent of any withdrawal pursuant to this Article X of the value of Units in the Company Stock Fund, such withdrawal may be made, at the election of the Member, in shares of Company Stock (to the extent of whole shares) and in cash as to any fractional shares, all determined as provided in Section 9.01.

         10.08. Termination of Employment; Eligibility Upon Re-Employment. If a Member who receives a distribution of his or her vested interest in Company Contributions (and Income attributable thereto) by reason of termination of his or her employment by the Company and all Subsidiaries again becomes employed by the Company or a Subsidiary within twelve months of his or her date of termination of employment, he or she shall be deemed to have made a withdrawal pursuant to Section 10.05 as of the date of his or her prior termination of employment.

                                   ARTICLE X A
                                      LOANS

         10A.01.  Eligibility and Loan Amount.

                         (a) Active Members and, any other persons to the extent
                    required by the Act or the Code or rules and regulations promulgated thereunder, shall be eligible to receive a loan from the Plan in accordance with the provisions set forth in this Article X A. "Active Member" for purposes of this
                    Article X A shall mean any Member who is an Employee and who is not on layoff or leave of absence status for any reason or absent from work due to any disability.

                         (b) Provided a Member meets the other requirements set
                    forth in this Article X A, the Plan shall make a loan to a Member requesting the same in an amount which upon aggregating all such loans to a Member shall not, at the time any such loan is made, exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan on the date on which such loan was made, or (ii) fifty percent (50%) of the vested portion of the Participant's Account Balance at the time of the making of such loan. For purposes of this limitation, all loans from all qualified plans maintained by the Employer or by any entity which is required to be aggregated with the Employer pursuant to Sections 414(b), (c), (m) or (o) must be aggregated.

                    (c) The minimum amount of any loan shall be $1,000.

         10A.02. Term. Loans shall be granted for a minimum term of one year and for terms that are an integral multiple of one year up to a maximum term of five years; provided, however, that a loan may have a term of up to fifteen years if the purpose of the loan is to acquire the Member's principal residence.

         10A.03. Interest Rate. The interest rate to be charged on a loan for the length of its term will be fixed and provide a return commensurate with the interest rates charged by institutions in the business of lending money for loans which would be made under similar circumstances, or such other rate as permitted by government regulations or releases. The interest rate in effect at the time a loan is approved shall be the fixed rate of interest charged on such loan over its entire term. Interest on a loan shall be calculated on the basis of actual days elapsed and a year of 365 days. Interest shall accrue from the date the loan amount is disbursed to a Member.

         10A.04.  Conditions to Loan Approval and Disbursement.

                    (a) No loan shall be made to a Member prior to the execution and delivery by a Member of (i) a note and security agreement evidencing the loan from the Plan to such Member, (ii) any truth in lending disclosure material, and (iii) if such Member is receiving Covered Compensation, a Payroll Deduction Authorization authorizing payroll deductions for payment of interest on and principal of such loan.

                    (b) A loan shall not be approved by the Plan prior to the
               Member's repaying in full all amounts due under any and all prior loans from the Plan.

                    (c) The loan amount shall be disbursed as soon as
               practicable after the loan is approved by the Plan.

                    (d) No more than one loan may be outstanding at any time
               with respect to a Member.

         10A.05.  Funding of Loans.

                    (a) A loan from the Plan shall be funded as of a Valuation
               Date by (i) reducing the value of certain Accounts (as described in paragraph (b) below) of the Member requesting the loan by an amount equal to the loan amount, and (ii) transferring the proceeds resulting from such reduction to the Member's loan account (the "Loan Account"). Amounts in the Loan Account are then distributed as loan proceeds to the Member. From the time of loan disbursement to the Member and until the loan amount is repaid in full, the Member's Loan Account shall be treated as invested in the loan to the extent of any unpaid balance. A transfer to the Loan Account shall not constitute an investment election for purposes of Section 6.03 hereof.

                    (b) Units and Shares shall be canceled on a pro rata basis in all Funds in which the Member is invested on the date the loan is approved by the Administrator. These Units or Shares shall be adjusted by redeeming the appropriate Funds using the value of the Funds as of the Valuation Date on which Vanguard receives authorized directions from the Plan Administrator to make the loan, provided that the directions are received properly executed prior to 4:00 P.M. Eastern Time. If the directions are received after 4:00 P.M. Eastern Time, the Accounts of a Member will be adjusted effective as of the next business day.

         10A.06.  Loan Repayment and Prepayment.

                           (a) A loan shall be amortized in level payments. For
                  a Member with an outstanding loan, interest and principal shall be payable on each payroll payment date. Commencing with the first payroll payment made in the month following the month in which the loan amount is disbursed, repayment shall be accomplished through regular payroll deductions.

                           (b) Payments of principal and interest shall be
                  applied to reduce amounts outstanding on a loan and shall be allocated to a Member's Loan Account and then applied to purchase Shares and Units in accordance with the Member's then current investment directions for contributions being made to the Savings Plan.

                           (c) At any time after the sixth month anniversary
                  date of a loan, a Member shall be entitled to prepay the loan in full. No partial prepayments shall be permitted.

         10A.07.  Loan Default.

                           A Member's failure to make any payment of principal
                  or interest on a loan when due (and in no event later than the end of the calendar quarter following the calendar quarter in which payment is due) shall constitute a "Default".

                                   ARTICLE XI
                               MEMBERS' STATEMENTS

         At such times during the year as the Plan Administrator may deem appropriate, but no less frequently than annually, there shall be furnished to each Member a statement as of the end of such year of the value of the securities and cash in his or her Accounts. Such statement shall be deemed to have been accepted by the Member, his or her spouse at any time, if any, and his or her beneficiaries designated under Article XXI hereof as correct unless written notice to the contrary from the Member shall be received by the Administrator within 30 days after the mailing of such statement to the Member.

                                   ARTICLE XII
                                  NOTICES, ETC.

         12.01. Notices to Employees, Etc. All notices, statements and other communications from the Administrator or a Participating Company to an Employee, Member or designated beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first class mail, postage prepaid and addressed to) the Employee at his or her work location, or to the Employee, Member or beneficiary at his or her address last appearing on the books of the Administrator.
      12.02. Notices to Administrator. All notices, instructions and other communications from an Employee or Member to the Administrator required or permitted hereunder shall be effectuated by delivering to the Administrator, at least fifteen (or such lesser number of days as the Administrator from time to time may determine) days prior to the Enrollment Date or other applicable effective date in question a Payroll Deduction Authorization in the manner set forth therein, except as otherwise set forth in the Plan. A Payroll Deduction Authorization applicable to future Covered Compensation shall be effective with respect to Covered Compensation for pay periods commencing on and after the Enrollment Date in respect of which such Payroll Deduction Authorization was delivered.

                                  ARTICLE XIII
                             APPOINTMENT OF TRUSTEE

         The Company shall appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove the Trustee and appoint a successor Trustee. The Company may, without reference to or action by any Employee, Member or beneficiary or any other Participating Company, enter into such Trust Agreement with the Trustee and from time to time enter into such further agreements with the Trustee, make such amendments to such Trust Agreement or further agreements and take such other steps and execute such other instruments as the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

                                   ARTICLE XIV
                     APPLICATION OF FORFEITED CONTRIBUTIONS

         (a) Any of the Units in a Member's Account reflecting Company Contributions and Income attributable thereto which shall be forfeited pursuant to the provisions of the Plan shall be applied to reduce the Company Contributions of the Participating Company by which such Member was last employed.

         (b) If a check issued to a Member from the Plan is not cashed within 24 months after it is received by a Member, such check shall be forfeited to the Trust provided, however, if the Member should subsequently return and file a claim for the amount of the forfeited check, such amount shall be paid to the Member.

                                   ARTICLE XV
                             VOTING OF COMPANY STOCK

         The Trustee, itself or by its nominee, shall vote shares of Company Stock attributable to Units of the Company Stock Fund in the Accounts of Members as follows:

         15.01. Notice. The Company shall notify the Member of the date and purposes of each meeting of stockholders of the Company at which holders of shares of Company Stock shall be entitled to vote in the same manner as such holders are notified, and the Member shall instruct the Trustee as to the voting at such meetings of shares of Company Stock attributable to the Units of the Company Stock Fund in the Accounts of such Member, whether or not vested.

         15.02. Vote. The Trustee, itself or by proxy, shall vote shares of Company Stock in such Accounts of the Member in accordance with instruction of the Member.

         15.03. No Discretion. If, within five business days prior to such meeting of stockholders, the Trustee shall not have received instructions from the Members in respect of any shares of Company Stock in the Accounts of the Members, the Trustee may vote such shares at such meeting in the same proportion as such shares for which the Trustee has received timely instructions, subject to applicable law.

                                   ARTICLE XVI
                                 ADMINISTRATION
         16.01. Savings Plan Committee. (a) This Plan shall be administered by the Savings Plan Committee. No member of the Committee shall receive any compensation from the Trust Fund for his or her service thereon. The Committee shall be the 'Administrator' of the Plan for purposes of Section 3(16) (A) of ERISA and the 'Named Fiduciary' of the Plan pursuant to Section 402(a) of ERISA. The Committee may delegate various duties and responsibilities to one or more employees or agents as set forth therein. In carrying out their respective responsibilities under the Plan, the Committee and other Plan fiduciaries shall have discretionary authority to interpret the terms of the Plan and to determine eligibility for an entitlement to Plan benefits in accordance with the terms of the Plan. Any interpretation or determination made pursuant to such discretionary authority shall be given full force and effect, unless it can be shown that the interpretation or determination was arbitrary and capricious. The Committee shall act by a majority of its members and the action of a majority of the Committee without a meeting which is duly recorded or otherwise appropriately documented shall be the action of the Committee.

          (b) In the exercise of all of its functions, the Committee shall act in an impartial and nondiscriminatory manner.

          (c) The Committee shall act by a majority of its members and the action of a majority of the Committee without a meeting which is duly recorded or otherwise appropriately documented shall be the action of the Committee.

     16.02. Records Management. The Committee shall designate in its sole discretion a firm or organization to maintain the required records and reports of the Plan.

         16.03. Books and Records. The Administrator shall cause to be maintained at all times accounts in such form and detail as are necessary for the effective administration of the Plan, except for records pertaining to the holdings in the various Funds other than the Stable Value Fund, which shall be kept by the Trustee.

     16.04. Powers of the Administrator. The Administrator shall have all powers required for the administration and operation of the Plan, including, but not limited to, the following discretionary powers:

                         (a) To establish and enforce such rules, regulations
                    and procedures as it deems necessary or proper for the efficient administration of the Plan;

                         (b) The discretionary authority to interpret the Plan
                    and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies or omissions, and his or her decision or action in respect thereof shall be conclusive and binding upon all past, present and future Employees, Members and their beneficiaries, all Participating Companies and upon the Trustee; provided, however, that all such interpretations and decisions shall be applied without discrimination and in a uniform manner to all Employees, Members and beneficiaries similarly situated; and provided further, that no such interpretation shall limit or restrict the exercise by the Trustee of its fiduciary duties with respect to the Plan;

                         (c) To decide all questions concerning the Plan and the
                    eligibility of any Employee to participate in the Plan.

                         (d) To authorize disbursements from the Trust on
                    account of distributions and withdrawals;

                         (e) To employ such advisors (including, but not limited
                    to, attorneys, independent public accountants, and investment advisors) and such technical and clerical personnel as may be required in the Administrator's discretion for the proper administration of the Plan;

                         (f) To designate, in his or her discretion, other
                    fiduciaries with respect to the Plan, and to allocate to such fiduciaries such powers (including the appointment of advisors) and responsibilities (other than trustee responsibilities) with respect to the operation and administration of the Plan as he or she shall deem appropriate;

                         (g) To compute the amount of benefits which shall be
                    payable to any Member in accordance with the provisions of the Plan and to determine the person or persons to whom such benefits shall be paid; and

                         (h) To authorize the payment of benefits. In carrying
                    out his or her powers under this Section, the Administrator will be entitled to rely conclusively upon all information, tables, valuations, certificates, opinions and reports which will be furnished by any accountant, counsel, advisor, Employee or beneficiary.

            16.05. Communications. Any person desiring to communicate with the Administrator, including any person claiming benefits under the Plan, shall direct such communication or claim to the Administrator, Wyeth Union Savings Plan, Wyeth, c/o Savings Plan Committee, Five Giralda Farms, Madison, New Jersey 07940.

         16.06.  Claims Review Procedure.

                           (a) If any claim under the Plan is denied in whole or
                  in part, the Administrator shall notify the claimant thereof in writing within a reasonable period of time after submission of such claim. Such written notice shall contain: (i) the specific reason or reasons for the denial; (ii) a specific reference to the provisions of the Plan on which such denial is based; (iii) a description of any additional material or information necessary for such person to perfect such claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's review procedure as hereinafter set forth.

                           (b) Every claimant whose claim has been denied in
                  whole or in part, and any authorized representative of such person, may review all documents pertinent to such denial and, within 60 days after receipt by such claimant of the notification provided for in paragraph (a) of this Section, may request, by written notice sent to the Administrator, a review of such denial and may submit to the Administrator written issues and comments for consideration as part of such review. No claimant or representative shall have any right to appear personally, nor shall the Administrator be obligated to hold any meetings with any claimant or representative, or hold any hearings, as part of such review. The Administrator shall conduct such review as expeditiously as reasonably possible, and shall give due consideration to all written issues and comments submitted by or on behalf of such claimant. A decision on such review shall be made, if reasonably possible, not later than 60 days after the request for such review, but in any event not later than 120 days after receipt of such request. Such decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and shall also include specific references to the pertinent Plan provisions on which the decision is based.

                           Effective for claims filed on or after January 1,
                  2002, a claim for benefits under the Plan and Trust shall be made by the Member or his or her Beneficiary (or his or her authorized representative) (hereinafter referred to as "Claimant") in writing to and in the form as prescribed by the Administrator. If such claim is wholly or partially denied (i.e., there is an adverse benefit determination), the Administrator shall provide such Claimant a written notice to that effect no later than ninety (90) days after the Plan's receipt of the Member's claim. However, if the Administrator determines that an extension of time for processing the claim is required as a result of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the benefit determination.

                           The Administrator shall provide a Claimant with
                  written or electronic notification of any adverse benefit determination. Any electronic notification shall comply with the standards imposed by DOL Regulation 2520.104b-1(c)(1)(i),
                  (iii), and (iv). The notification shall set forth, in a manner calculated to be understood by the Claimant, the specific reason or reasons for the adverse determination; reference to the specific Plan provisions on which the determination is based; a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; a description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

                           The Claimant shall have a reasonable opportunity to
                  appeal and receive a full and fair review of an adverse benefit determination by the Named Fiduciary of the Plan. The Administrator shall provide a Claimant at least 60 days following receipt of a notification of an adverse benefit determination within which to appeal the determination. As part of its appeal review procedures, the Administrator shall provide a Claimant the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits; provide that a Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and provide for a review that takes into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. A document, record, or other information will be considered relevant if such document, record, or other information was relied upon in making the benefit determination; was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or demonstrates compliance with the administrative processes and safeguards otherwise designed to ensure and to verify that benefit claims determinations are made in accordance with the governing documents and are applied consistently.

                           After the Named Fiduciary has had an opportunity to
                  review a Claimant's appeal of an adverse benefit determination, the Administrator shall notify a Claimant of the benefit determination on review within a reasonable period of time, but not later than 60 days after receipt of the Claimant's request for review by the Plan, unless the Administrator determines that special circumstances (such as the need to hold a hearing, if the Plan's procedures provide for a hearing) require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. For purposes of this paragraph, "notification" shall mean written or electronic notification and shall include the specific reason or reasons for the adverse determination; reference to the specific Plan provisions on which the benefit determination is based; a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and a statement of the Claimant's right to bring an action under section 502(a) of ERISA. Whether a document, record, or other information is relevant to a claim for benefits shall be determined as provided for in the above paragraph.

                           For purposes of reviewing an appeal of an adverse
                  benefit determination, the period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is properly filed, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. In the event that a period of time is extended as permitted above due to a Claimant's failure to submit information necessary to decide a claim, the period for making a benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information. The decision made at the appeal level will be binding, final and conclusive upon all parties.

     16.07. Payment of Administrative Expenses . The reasonable expenses of administering the Plan, as determined by the Administrator, shall be payable from the Trust for the Plan, except to the extent that the Company, in its discretion, pays the expenses directly.

                                  ARTICLE XVII
                            FIDUCIARY RESPONSIBILITY

         17.01. Conduct. Each fiduciary shall discharge his or her duties with respect to the Plan and Trust Agreement solely in the interest of the Members and beneficiaries of Members for the exclusive purpose of providing benefits to Members and their beneficiaries, and defraying reasonable expenses of administering the Plan and Trust Fund with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with enterprise of a like character and with like aims, and in accordance with this Plan and any other documents or instruments governing the Plan and Trust Fund. A fiduciary who complies with the foregoing standards shall not be liable for any loss, action or omission hereunder.

         17.02 Allocation and Delegation of Responsibilities. Plan Fiduciaries may allocate the responsibilities, obligations and duties granted to them for the operation and administration of the Plan and Trust Agreement among themselves. Any Plan Fiduciary may designate other individuals, corporations or other entities, who are not Plan Fiduciaries, to carry out such Plan Fiduciary's responsibilities, obligations and duties with respect to the Plan and Trust Agreement, except to the extent that ERISA prohibits such delegation of authority and discretion. Such allocations and delegations may be revoked or modified at any time and any such allocation, delegation, revocation or modification shall be made by written instruments signed by the Plan Fiduciary, if an individual, or in the case of other entities who are Plan Fiduciaries, in accordance with the procedures governing the functions of such entity, and a written record shall be kept thereof.

         17.03 Co-Fiduciary Responsibility. A Plan Fiduciary or any individual, corporation or other entity employed or appointed by a Plan Fiduciary to serve in a fiduciary capacity with respect to the Plan or Trust Fund shall be solely responsible for the responsibilities, obligations or duties allocated or delegated to it, whether under this Plan and Trust Agreement or under the terms and conditions of employment or appointment. No person to whom such responsibilities, obligations or duties have not been allocated or delegated shall be responsible with respect to any action directed, taken or omitted by the Plan Fiduciary or individual, corporation or other entity serving in a fiduciary capacity to whom such responsibilities, obligations or duties have been allocated or delegated unless he or she participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Plan Fiduciary or individual, corporation or entity, knowing such act or omission is a breach of fiduciary responsibility or, if he or she has knowledge of a breach, he or she fails to make reasonable efforts under the circumstances to remedy the breach.

         17.04 Duties of Fiduciaries With Respect to Investments. The Trustee shall have primary responsibility for investment of the assets of the Trust Fund which he or she administers unless the Company shall either:

               (a) Allocate control and management of all of any portion of the Trust assets to an Investment Manager, or (b) Notify the Trustee that the Committee shall direct the Trustee in the investment of all for any portion of the Trust Fund.

         If the Company appoints an Investment Manager pursuant to the foregoing, such Investment Manager shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in such Act, or an insurance company which is qualified to manage the assets of employee benefit plans under the laws of more than one state. An Investment Manager shall acknowledge in writing its appointment as a Plan Fiduciary hereof, and shall serve until a proper resignation is received by the Company, or until it is removed or replaced by the Company.

         The Company, the Subsidiaries, the Committee and the Trustee shall be under no duty to question the direction or lack of direction of any Investment Manager, but shall act and shall be fully protected in acting, in accordance with each such direction. An Investment Manager shall have sole investment responsibility for that portion of the Trust assets which it has been appointed to manage, and no other Plan Fiduciary or any Trustee shall have any responsibility for the investment of any such assets, the management of which has been delegated to an Investment Manager, or liability for any loss to or diminution in value of such Trust assets resulting from any action directed, taken or omitted by an Investment Manager.

         If the Company notifies the Trustee that the Committee will direct the Trustee in the investment of all or any portion of the Trust Fund, the Trustee shall be subject to proper directions of the Committee, which are made in accordance with the terms of the Plan and which are not contrary to the provisions of Title I of ERISA. The Trustee shall be fully protected in acting in accordance with each such direction. No other Plan Fiduciary shall have any responsibility for the investment of any asset of the Trust Fund, the direction of which is given to the Committee, or liability for any loss to or diminution in value of such Trust Fund resulting from action taken or omitted by the Trustee in accordance with such direction.

                                  ARTICLE XVIII
               TERMINATION, AMENDMENT, MODIFICATION AND SUSPENSION

                  18.01. Amendment for Compliance with Law. The Board of Directors shall have the right to terminate, amend, or modify the Plan at any time for any reason; provided, however, that notwithstanding any other provision of the Plan, the Retirement Committee may amend or modify the Plan if such action is necessary or desirable and is (1) required by law, agreed to through collective bargaining or is appropriate to maintain the tax-qualified status of the Plan, or (2) is estimated not to result in a cost increase to the Company of more than five (5) percent, provided, however, that no amendment or alteration shall be made which: (a) shall adversely affect any right or obligation of any Participant with respect to any contribution made thereto; or (b) permits any fund paid.

               (a) shall adversely affect any right or obligation of any Participant with respect to any contributions made thereto;

               (b) permits any funds paid to the Trustee to revert to the Company; or

               (c) provides for the use of the assets of the Plan, or any part thereof other than for the exclusive benefit of Participants, former Participants or their Beneficiaries or paying the reasonable expenses of administering the Plan.

     18.02. Effect. Any termination, amendment, modification or suspension of the Plan may affect Members in the Plan at the time thereof as well as future Members.

     18.03. Immediate Vesting; Subsequent Distribution. Upon termination of the Plan or upon complete discontinuance of Company Contributions under the Plan having the effect of terminating the Plan, or upon complete discontinuance of Company Contributions under the Plan in respect of the employees of any Participating Company or in respect of the Employees of any entity by reason of such entity no longer being a Subsidiary, or in respect of all employees of the Company or its Subsidiaries located in any one state, territory or country solely by reason of such location and under circumstances in which such persons have not ceased to be Employees of the Company or a Subsidiary, in any such event having the effect of terminating the Plan as to such persons, all Units in the Accounts of persons affected thereby that are attributable to Company Contributions and Income thereon shall vest in such persons immediately. In the event of any termination or discontinuance referred to in this Section 18.03, the accounts of all affected Members will be distributed in accordance with
Article IX, except that Before-Tax Contributions of affected Members who have not attained age 59 1/2 and Income thereon shall be distributed prior to such affected Member attaining such age only as permitted by Section 10.02(a). Upon such affected Member attaining age 59 1/2, such Before-Tax Contributions and Income thereon shall thereupon be distributed in accordance with Article IX. Notwithstanding the foregoing, if (a) the Savings Plan Committee directs the Administrator (in the case of (i) termination of the Plan, or (ii) the complete discontinuance of Company Contributions under the Plan having the effect of terminating the Plan, or (iii) the complete discontinuance of Company Contributions under the Plan in respect of all employees of the Company and its Subsidiaries located in any state, territory or country solely by reason of such location and under circumstances in which such persons have not ceased to be Employees of the Company or a Subsidiary, or (iv) upon complete discontinuance of Company Contributions under the Plan in respect of the Employees of any Participating Company where such former Participating Company remains a Subsidiary) or (b) the Administrator directs, in his or her discretion (in the case of a discontinuance of Company Contributions in respect of any entity by reason of such entity no longer being a Subsidiary and upon request of the Savings Plan Committee of such entity), that all Shares or Units in the Accounts of the persons affected thereby shall be transferred to a successor employees' trust described in Section 401(a) of the Code which is exempt from tax under
Section 501(a) (or the analogous provisions of the Puerto Rico Tax Account) of the Code and which is authorized to accept such transfer, then in either such event such Units (including Shares or Units representing Before-Tax Contributions and Income thereon) shall be so transferred upon receipt by the Administrator, the Trustee and the trustee of such successor trust of such assurances as they shall respectively require that such transfer complies with the Act and the Code. In the event of such transfer, no Member or former Member shall have any right to any distribution from the Plan in lieu of such transfer to such other trust. Notwithstanding the foregoing, any such transfer to a trust which is part of a plan with respect to which the Internal Revenue Service has not issued a determination that such plan is qualified under Section 401(a) (unless the plan of which such trust forms a part is treated as a trust described in Section 401(a) pursuant to an election under Section 1022(i) of the Employees Retirement Income Security Act of 1974, as amended) shall be subject to the condition that, if no such determination has been issued within twelve months after such transfer, such Units shall be promptly re-transferred to the Trust.

     18.04. No Diversion. Anything herein to the contrary notwithstanding, no termination, amendment or modification of the Plan or suspension of any provision thereof may (a) diminish the Shares or Units or value thereof in any Account of a Member as of the effective date of such termination, amendment, modification or suspension, or (b) have the effect of diverting all or any part of such Units amounts or value thereof in any Account of a Member as of the effective date of such termination, amendment, modification or suspension to purposes other than for the exclusive benefit of the Member and his or her beneficiaries, including any surviving spouse.

     18.05. Further Restrictions on Rights of Company.

               (a) The rights of the Company hereunder are subject to the applicable rights granted to Members pursuant to Section 8.04.

               (b) There will be no merger or consolidation with, or transfer of any assets or liabilities to, any other plan, unless each Member will be entitled to receive a benefit immediately after such merger, consolidation, or transfer as if this Plan were then terminated which is at least equal to the benefit he or she would have been entitled to immediately before such merger, consolidation, or transfer as if this Plan had been terminated.

                                   ARTICLE XIX
                 MEMBERS' RIGHTS NOT TRANSFERABLE OR ASSIGNABLE

         19.01. Benefits Not Assignable. No right or interest of any Member under the Plan or in any of his or her Accounts shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, but excluding devolution by death or mental incompetency. No attempted assignment or transfer thereof shall be effective, and no right or interest of any Member under the Plan or in any of his or her accounts shall be liable for, or subject to, any obligation or liability of such Member.

         19.02. Qualified Domestic Relations Order. Nothing in this Article XIX shall be deemed to apply to any payments required to made pursuant to any order of any court or agency which the Administrator determines to be a qualified domestic relations order, as defined in Section 206(d)(3)(B) of the Act.

         19.03. Qualified Domestic Relations Order Procedure. Upon receipt by the Plan of any domestic relations order, the Administrator will promptly notify the affected Member and any Alternate Payee (as defined in Section 206(d)(3)(K) of the Act) of the receipt thereof and of the Plan's procedures for determining whether such order is a qualified domestic relations order, shall make such determination within a reasonable period after receipt of such order, and shall notify such Member and such Alternate Payee of such determination promptly thereafter. During the period in which the determination of whether a domestic relations order is a qualified domestic relations order is being made, the Administrator shall cause to be segregated in a separate account in the Plan the amounts which would have been payable to the Alternate Payee specified in such domestic relations order during such period if the order had been determined upon receipt to be a qualified domestic order, and such amounts shall be paid to such alternate payee if it is determined within eighteen months after receipt by the Administrator that such domestic relations order is a qualified domestic relations order. If, within such eighteen months, it is determined that such domestic relations order is not a qualified domestic relations order, or if such determination has not been made, then the Administrator shall pay the aggregate amounts segregated in such separate account to the Plan, the Member, or such other person or persons who would have been entitled to such amounts if there had been no order. No payment from such segregated account to any person shall be required to include interest.

         19.04. Interest Rate For Qualified Domestic Relations Order. To the extent that any qualified domestic relations order requires payments to be made to an Alternate Payee prior to the time that the affected Member has separated from the service, as if such Member had retired on the date on which such payment is to begin under such order, and taking into account only the then present value of benefits actually accrued, the interest rate assumption utilized in determining such present value shall be six and one-half percent.

         19.05 Obligation of Company. In the absence of a breach by the Administrator or any other fiduciary of the Plan of its or his or her fiduciary obligations to the Plan, the obligation of the Plan to the affected Member and to each Alternate Payee shall be discharged to the extent of any payment to either such Member or to such Alternate Payee based upon any determination by the Administrator that a domestic relations order is or is not a qualified domestic relations order.

                                   ARTICLE XX
                          DESIGNATION OF BENEFICIARIES

         Effective January 1, 1983, each Member making any election under the Plan, and each surviving spouse, and each beneficiary who is a natural person, to whom any benefit under the Plan becomes payable shall file with the Administrator a written designation of a beneficiary or beneficiaries, in such proportions or sequence (in the event of the death of any such beneficiary prior to the completion of payments to such beneficiary) as the Member or surviving spouse or other beneficiary shall designate, to receive, subject to applicable law and any reasonable limitation of general application established by the Administrator, distributions from the Plan in the event of his or her death prior to complete distribution of benefits hereunder. A Member or such surviving spouse or other beneficiary may from time to time as permitted by the Plan revoke or change any such designation, subject to applicable laws and governmental regulations at the time in effect and any regulations which the Administrator may prescribe. In the case of lump sum distributions in respect of a deceased Member, if such Member did not designate a beneficiary, or if such beneficiary did not survive the Member, such distribution shall be made in the following order: first, to a Member's surviving spouse, if any; second, if there is no surviving spouse, to the Member's surviving children, if any, in equal shares; third, if there are no surviving children, to the Member's surviving parents, if any, in equal shares; and fourth, if there are no surviving parents, to the legal representative of the Member's estate. Any distribution in accordance with this Article XXI shall constitute a complete release of all Participating Companies, the Administrator and, the Trustee of all obligations with respect to such distribution.

                                   ARTICLE XXI
            TRANSFERS FROM OTHER QUALIFIED PLANS AND QUALIFIED TRUSTS

         21.01. Transfers. In the event of an entity becoming a Subsidiary or of the acquisition by the Company or any Subsidiary of any business the employees of which become Employees, the Plan, upon authorization of the Board of Directors (or any committee or person to whom the Board of Directors may delegate the authority), may accept, from (a) any pension plan qualified under
Section 401 of the Code which formerly provided coverage for such persons or (b) any trust qualified under Section 501 of the Code which formerly provided coverage for such persons, assets allocable to the accounts of such persons, subject to such reasonable conditions as the Administrator may impose to insure compliance with applicable law. Any transfers contemplated by this Section 21.01 shall be allocated and invested as contemplated by the Plan or as the Board of Directors (or any committee or person to whom the Board of Directors may delegate the authority) shall specify in authorizing such transfer as contemplated by this Section 21.01.

         21.02. Transfers of Employees. If any Employee is transferred from a Subsidiary which is not a Participating Company to a Participating Company and elects to become a Member of the Plan, such person may elect, by filing a Payroll Deduction Authorization with the Administrator, to have transferred to the trust forming part of this Plan all of such person's individual account balances in any defined contribution individual account plan of such Subsidiary which is not a Participating Company in which such person participated as an employee thereof, subject to the requirements of such plan and its related trust, and subject to such reasonable conditions as the Administrator may propose to insure compliance with applicable law. Such transfer shall be effected as of such Valuation Date as the Administrator shall designate.

     21.03. No Benefit Reduction. Nothing in this Article XXI shall be deemed to authorize or permit any reduction of the present value of any benefit attributable to any person.

                                  ARTICLE XXII
                                    ROLLOVER

         22.01. Rollover. An Employee who was (a) a Member of a pension plan qualified under Section 401 of the Code, (b) covered by a trust qualified under
Section 501 of the Code shall be permitted to transfer in cash his or her aggregate account balance from such prior plan into the Plan. Any such transfer shall be effected by the Employee delivering (on an Enrollment Date following within the period prescribed in the preceding sentence) a Rollover Application specifying the Fund or Funds in which such Employee's Rollover amount is to be invested. Notwithstanding any other provision in this Section 22.01 any transfers contemplated by this Section shall be subject to such reasonable conditions as the Administrator may impose to insure compliance with applicable law.

         22.02.  Direct Rollovers to Other Plans.

                           (a) This section applies to distributions made on or
                  after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "Eligible Rollover Distribution" paid directly from the Plan to an "Eligible Retirement Plan" specified by the distributee in a "Direct Rollover".

                           (b) Definitions. "An Eligible Rollover Distribution"
                  means any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include:

                         (1) any distribution that is one of a series of
                    substantially equal Periodic Payments (not less frequently than annually) made for

                         (I) the life (or life expectancy) of the Distributee or
                    the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or

                         (II) for a specified period of ten years or more;

                         (2) any distribution to the extent such distribution is
                    required under section 401(a)(9) of the Code; and

                         (3) the portion of any distribution that is not
                    includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities)

                         (4) A hardship withdrawal as described in Section 10.02
                    if (and only if) such withdrawal is made after December 31, 1999. (c) "Eligible Retirement Plan" for purposes of the Plan means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the Distributee Member's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                         (d) "Distributee" means an employee or former employee.
                    In addition, the employee's spouse or former employee's surviving spouse and the employee's or former Member's spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                         (e) "Direct Rollover" means a payment by the plan to
                    the Eligible Retirement Plan specified by the Distributee.

     22.03. No Benefit Reduction. Nothing in this Article XXII shall be deemed to authorize or permit any reduction of the account balance of any benefit attributable to any person.

                                 ARTICLE XXIII
                            MISCELLANEOUS PROVISIONS

     23.01. Burden of Investment Risk. Each Member assumes all risk connected with any decrease in the market price of any securities, including Company Stock, credited to any of his or her Accounts.

     23.02. No Contract of Employment. The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or any person for a continuation of employment nor shall it interfere with the rights of any Participating Company to discharge any Member or to treat him or her without any regard to the effect that such treatment might have on him or her as a Member.

     23.03. Governing Law. This Plan shall be construed and interpreted in accordance with the laws of the State of New York, to the extent not pre-empted by the Act.

     23.04. Leased Employees. Notwithstanding any other provisions of the Plan, for purposes of the pension requirements of Section 414(n)(3) of the Code, the employees of a Participating Company shall include individuals defined as "Employees" in Article I of the Plan. A Leased Employee within the meaning of
Section 414(n)(2) of the Code shall become a Member in, or accrue benefits under, the Plan based on service as a Leased Employee only as provided in provisions of the Plan other than this Section 23.04.

                                  ARTICLE XXIV
                         TREATMENT OF RETURNING VETERANS


     24.01. Applicability and Effective Date. Notwithstanding, any other provisions of the Plan, the rights of any Returning Veteran who resumes employment with the Company on or after December 12, 1994 shall be modified as set forth in this Section.

     24.02. Definitions. For purposes of this Section 24, the terms defined herein shall have the following meanings:

               (a) "Qualified Military Service" means any service (either voluntary or involuntary) by an individual in the Uniformed Services if such individual is entitled to reemployment rights with the Company with respect to such service.

               (b) "Returning Veteran" means a former Employee who, on or after December 12, 1994, returns from Qualified Military Service to employment with the Company within the period of time during which his or her reemployment rights are protected by law.

               (c) "Uniformed Services" means the Armed Forces, the Army National Guard and Air National Guard (when engaged in active duty for training, inactive duty training, or full-time National Guard duty), the commissioned corps of the Public Health Service, and any other category of persons designated by the President of the Untied States in time of war or emergency.

     24.03. Eligibility to Participate. For purposes of Section 3 of the Plan:

                  (a) A Returning Veteran who was an Employee eligible to participate in the Plan immediately prior to his or her Qualified Military Service shall be deemed to have remained an eligible Employee throughout his or her Qualified Military Service.

                  (b) A Returning Veteran who would have become a Participant during the period of his or her Qualified Military Service but for the resulting absence from employment, shall be deemed to have become a Participant as of the date when he or she would have become a Participant if he or she had not entered into Qualified Military Service.

     24.04. No Break in Service. A Returning Veteran shall be deemed not to have incurred any break in service on account of his or her Qualified Military Service.

     24.05. Vesting Credit. To the extent applicable, a Returning Veteran's years of service for vesting purposes shall be determined under Article VIII, except that with respect to any period of Qualified Military Service, he or she shall be credited with the hours of service with which he or she would have been credited had he or she remained an Employee during such period.

     24.06. Restoration of Before-Tax and After-Tax Contributions.

               (a) Each Returning Veteran who, during his or her period of Qualified Military Service would have been eligible to make Before-Tax and After-Tax Contributions, shall be permitted to contribute an amount equal to the amount of Before Tax Contributions that he or she could have made during such absence from employment. Such "make-up" contributions shall be made during the period that begins with the Employee's reemployment by the Employer and ends with:

                    (i) the expiration of a period of five years, or

                    (ii) if shorter, a period equal to three times the period of
               Qualified Military Service.

               (b) Any make-up contributions described in Subsection (a) hereof shall be made in addition to those Before-Tax Contributions or After-Tax Contributions that the Participant may elect to make after his or her reemployment pursuant to Section 4.01.

     24.07. Determination of Compensation. For purposes of determining the amount of any make-up contributions under this Section 24.07, and for applying the limits of Section 5.02, a Member's Covered Compensation during any period of Qualified Military Service shall be deemed to equal either:

                  (a) the Covered Compensation the Member would have received but for such Qualified Military Service, based on the rate of pay he or she would have received from the Company; or

                  (b) if the amount described in (a) above is not reasonably certain, the Member's average Covered Compensation from a participating Company during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service). Such amount shall be adjusted as necessary to reflect the length of the Member's Qualified Military Service.

         24.08.   Application of Certain Limitations.

                  (a) For purposes of applying the limitations of Sections IV A and IV B, any make-up contributions described in Section 24.06, and any related Matching Contributions described in Section 24.08, shall be treated as contributions for the Plan Year to which they relate, rather than the Plan Year in which they were actually made.

                  (b) For purposes of applying the limitations of Section IV A, any such make-up contributions shall be treated as contributions for the calendar year to which they relate, rather than the calendar year in which they are actually made.

                  (c) For purposes of applying the limitations of applying the limitations of Sections IV A and IV B and Section V A, any make-up contributions described in Section 24.06 and related Company Contributions described in Section 24.08 (if any) shall be disregarded, both for the Plan Year to which the contributions relate, and for the Plan Year in which they are actually made.

         24.09. Suspension of Loan Repayments. Notwithstanding any provisions of
Article X A to the contrary, if a Member receives a loan from the Plan and enters into Qualified Military Service during the term of the loan, a decrease in Covered Compensation or failure to make required loan repayments during such Qualified Military Service shall not result in a default under Article X A.

         24.10. Administrative Rules and Procedures. The Committee or the Administrator shall establish such rules and procedures as it deems necessary or desirable to implement the provisions of this Article, provided that they are not in violation of the Uniformed Services Employment and Reemployment Rights Act of 1994, any regulations thereunder, or any other applicable law.

                             Wyeth Union Saving Plan


                                   Schedule A


         The following is a list of collective bargaining units, which have negotiated for and accepted participation in the Wyeth Union Savings Plan:

     1. Teamsters Local 781 at Carol Stream, Illinois

     2. International Chemical Workers Union Local 143 at Pearl River, New York

     3. International Chemical Workers Union Council/UFEW Local 887-C at Hannibal, Missouri

     4. International Chemical Workers Union Local 111 at Bound Brook, New
Jersey

     5. International Chemical Workers Union Local 560 at Danbury, Connecticut

     6. International Chemical Workers Union Local 95 - Rouses Point, New York

     7. Local 6, United Food and Chemical Workers International Union, AFL-CIO-CLC, Fort Dodge, Iowa

                            WYETH UNION SAVINGS PLAN
                                   SCHEDULE B

     1. Stable Value Fund (Vanguard Retirement Savings Trust)

     2. Vanguard Balanced Index Fund

     3. Vanguard 500 Index Fund

     4. Vanguard Small-Cap Index Fund

     5. Vanguard Total International Stock Index Fund

     6. Wyeth Common Stock Fund

                       AMERICAN HOME PRODUCTS CORPORATION
                         UNION SAVINGS PLAN (the "Plan")

                                   APPENDIX I

                  VESTING FOR PARTICIPANTS WHO ARE TRANSFERRED
                       TO TYCO INTERNATIONAL (U.S.), INC.



         American Home Products Corporation ("AHPC"), American Cyanamid Company ("Cyanamid"), and AHPC Subsidiary Holding Corporation ("AHPC Sub") entered into an agreement (the "Purchase Agreement") with Tyco International (U.S.), Inc. ("Tyco"), dated as of October 20, 1997, whereby Tyco purchased, as of February 27, 1998 (the "Closing Date"), substantially all of the issued and outstanding shares and certain of the assets of Sherwood Medical Company, a wholly-owned subsidiary of AHPC. Pursuant to Section 9.4(c) of the Purchase Agreement, the Plan is amended to provide that, notwithstanding the provisions of Section 4.4 of the Plan, a Plan Participant, as of the Closing Date, whose employment is transferred to Tyco as of the Closing Date, shall be fully vested in his or her benefit attributable to his or her Matching Account accrued as of the Closing Date, regardless of whether he or she has less than five years of Continuous Service.

                       AMERICAN HOME PRODUCTS CORPORATION
                  UNION SAVINGS PLAN (the "Union Savings Plan")

                  VESTING FOR PARTICIPANTS WHO ARE TRANSFERRED
                           TO BASF AKTIENGESELLSCHAFT

                                   APPENDIX II

         American Home Products Corporation (the "Company") and American Cyanamid Company, a Maine Corporation ("Cyanamid") a wholly-owned subsidiary of the Company, entered into an agreement with BASF Aktiengesellschaft, a corporation organized under the laws of Germany ("BASF"), dated as of March 20, 2000 (the "Purchase Agreement"), whereby the Company sold to BASF the crop protection business conducted by Cyanamid. Pursuant to Section 9.4(c) of the Purchase Agreement, the Union Savings Plan is hereby amended as of June 30, 2000 (the "Closing Date") to provide that, notwithstanding the provisions of Section of the Union Savings Plan, all Plan Participants who are "U.S. Employees" as defined in the Purchase Agreement (or whose connection with the transactions contemplated by the Purchase Agreement) whose employment is transferred to BASF as of the Closing Date, shall be fully vested in his or her benefit attributable to his or her Matching Account accrued as of the Closing Date, regardless of whether he or she has less than five years of Continuous Service. However, Participants who are on disability, leave of absence, or layoff with recall rights on the Closing Date shall be fully vested in his or her benefit attributable to his or her Matching Contributions (is any) as of the time he or she returns to work and is transferred to employment with BASF, provided such return to employment and transfer occurs within 180 days after the Closing Date.

            AMERICAN HOME PRODUCTS UNION SAVINGS PLAN - UNITED STATES
                                EGTRRA AMENDMENTS

                                  APPENDIX III


                     SECTION 1. LIMITATIONS ON CONTRIBUTIONS

     1. Effective date. This Section shall be effective for Limitation Years beginning after December 31, 2001.

     2. Maximum Annual Addition. Except to the extent permitted under Section 7 of this amendment and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant's Account under
Section 10 of the Plan for any Limitation Year shall not exceed the lesser of:

          (a) $40,000, as adjusted for increases in the cost-of-living under
     Section 415(d) of the Code, or

          (b) 100 percent of the Participant's Compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

     The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.


                    SECTION 2. INCREASE IN COMPENSATION LIMIT

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with
Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the "determination period"). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.


                   SECTION 3. MODIFICATION OF TOP-HEAVY RULES

1. Effective date. This Section shall apply for purposes of determining whether the Plan is a top-heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends Section 11 of the Plan.

2.       Determination of top-heavy status.

         2.1 Key Employee. Key Employee means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

         2.2 Determination of present values and amounts. This Section 2.2 shall apply for purposes of determining the amounts of account balances of Employees as of the Determination Date.

                    2.2.1 Distributions during year ending on the Determination Date. The amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                  2.2.2 Employees not performing services during year ending on the Determination Date. The Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

3.       Minimum benefits.

         Matching Contributions. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

                SECTION 4. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

     1. Effective date. This Section shall apply to distributions made after December 31, 2001.

     2. Modification of definition of Eligible Rollover Distribution to exclude hardship withdrawals. For purposes of the direct rollover provisions in Section
7.14 of the Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

     3. Modification of definition of Eligible Rollover Distribution to include after-tax contributions. For purposes of the direct rollover provisions in
Section 7.14 of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     4. Modification of definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 7.13 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

     The Plan will accept Participant Rollover Contributions and/or direct rollovers of Eligible Rollover Distributions made after December 31, 2001, from a qualified Plan described in Section 401(a) or 403(a) of the Code.


                     SECTION 5. REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation Section 1.401(m)-2 and
Section 4.10 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

             SECTION 6. ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION

No Participant shall be permitted to have Salary Deferral Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 7 of this amendment and Section 414(v) of the Code, if applicable.

                       SECTION 7. CATCH-UP CONTRIBUTIONS

All Employees who are eligible to make Salary Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

This Section 7 shall apply to contributions made after December 31, 2001.


          SECTION 8. SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

A Participant who receives a distribution of Salary Deferral Contributions after December 31, 2001, on account of hardship shall be prohibited from making Salary Deferral Contributions and After-Tax Contributions under this Plan and all other plans of the Employer for 6 months after receipt of the distribution.


             SECTION 9. DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

     1. Effective date. This Section 9 shall apply for distributions and severances from employment occurring after the dates set forth below.

     2. New distributable event. A Participant's Salary Deferral Contributions, Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

This Section shall apply for distributions after severances from employment occurring after December 31, 2001.